================================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION


                                   DATED AS OF


                                FEBRUARY 22, 1996


                                  BY AND AMONG


                          HCC INSURANCE HOLDINGS, INC.,
                                MERGER SUB, INC.,


                                       AND


                       LDG MANAGEMENT COMPANY INCORPORATED
                          SRRF MANAGEMENT INCORPORATED,
                 MEDICAL REINSURANCE UNDERWRITERS INCORPORATED,
                             LDG WORLDWIDE LIMITED,
                       LDG INSURANCE AGENCY INCORPORATED,


                                       AND


                             STEPHEN J. LOCKWOOD AND
                                WALTER L. SUYDAM



================================================================================



                                TABLE OF CONTENTS

                                                                                                          PAGE

ARTICLE I                           THE MERGER                                                              2
         Section 1.1                The Merger                                                              2
         Section 1.2                Conversion of Shares                                                    2
         Section 1.3                Exchange of Certificates                                                3
         Section 1.4                Registration on Form S-4                                                4
         Section 1.5                Dissenting Shares                                                       4

ARTICLE II                          THE SURVIVING CORPORATION                                               5
         Section 2.1                Articles of Organization                                                5
         Section 2.2                Bylaws                                                                  5
         Section 2.3                Directors and Officers                                                  5

ARTICLE III                         REPRESENTATIONS AND WARRANTIES OF LDG                                   5
         Section 3.1                Corporate Existence and Power                                           6
         Section 3.2                Authorization                                                           6
         Section 3.3                Governmental Authorization                                              7
         Section 3.4                Non-Contravention                                                       7
         Section 3.5                Capitalization                                                          8
         Section 3.6                Subsidiaries and Joint Ventures                                         9
         Section 3.7                LDG Financial Statements                                               10
         Section 3.8                Disclosure Documents                                                   10
         Section 3.9                Absence of Certain Changes                                             10
         Section 3.10               No Undisclosed Liabilities                                             12
         Section 3.11               Litigation                                                             12
         Section 3.12               Taxes                                                                  13
         Section 3.13               Employee Benefit Plans, ERISA                                          13
         Section 3.14               Material Agreements                                                    15
         Section 3.15               Properties                                                             16
         Section 3.16               Environmental Matters                                                  16
         Section 3.17               Labor Matters                                                          17
         Section 3.18               Compliance with Laws                                                   17
         Section 3.19               Trademarks, Tradenames, Etc.                                           17
         Section 3.20               Sale of LDG                                                            17
         Section 3.21               Broker's Fees                                                          18

ARTICLE IV                          REPRESENTATIONS AND WARRANTIES OF HCCH                                 18
         Section 4.1                Corporate Existence and Power                                          18
         Section 4.2                Corporate Authorization                                                18
         Section 4.3                Governmental Authorization                                             19
         Section 4.4                Non-Contravention                                                      19
         Section 4.5                Capitalization of HCCH                                                 20
         Section 4.6                Organization of Merger Sub                                             21
         Section 4.7                Subsidiaries                                                           21
         Section 4.8                SEC Filings                                                            21
         Section 4.9                Financial Statements                                                   22
         Section 4.10               Disclosure Documents                                                   22
         Section 4.11               Absence of Certain Changes                                             23
         Section 4.12               No Undisclosed Liabilities                                             23
         Section 4.13               Litigation                                                             23
         Section 4.14               Taxes                                                                  24
         Section 4.15               Employee Benefit Plans; ERISA                                          24
         Section 4.16               Material Agreements                                                    26
         Section 4.17               Properties                                                             26
         Section 4.18               Environmental Matters                                                  27
         Section 4.19               Labor Matters                                                          27
         Section 4.20               Compliance with Laws                                                   27
         Section 4.21               Trademarks, Tradenames, Etc.                                           27
         Section 4.22               Opinion of Financial Advisor.                                          27
         Section 4.23               Broker's Fees                                                          27

ARTICLE V                           COVENANTS OF LDG, ETC.                                                 28
         Section 5.1                Conduct of LDG                                                         28
         Section 5.2                Shareholder Approval                                                   30
         Section 5.3                Access to Financial and Operation Information                          30
         Section 5.4                Other Offers                                                           30
         Section 5.5                Maintenance of Business                                                31
         Section 5.6                Compliance with Obligations                                            31
         Section 5.7                Notices of Certain Events                                              31
         Section 5.8                LDG Affiliates Agreement                                               32
         Section 5.9                Necessary Consents                                                     32
         Section 5.10               Regulatory Approval                                                    32
         Section 5.11               Satisfaction of Conditions Precedent                                   32
         Section 5.12               Blue Sky Laws                                                          32

ARTICLE VI                          COVENANTS OF HCCH AND MERGER SUB                                       33
         Section 6.1                Conduct of HCCH                                                        33
         Section 6.2                Shareholders' Meeting, Proxy Material, Registration Statement          33
         Section 6.3                Access to Financial and Operation Information                          34
         Section 6.4                Maintenance of Business                                                34
         Section 6.5                Compliance with Obligations                                            35
         Section 6.6                Notices of Certain Events                                              35
         Section 6.7                Obligations of Merger Sub                                              35
         Section 6.8                Notice to Affiliates                                                   35
         Section 6.9                Employee Matters.                                                      35
         Section 6.10               Maintenance of Insurance                                               36
         Section 6.11               Maintain Provisions                                                    36

ARTICLE VII                         COVENANTS OF HCCH AND LDG                                              37
         Section 7.1                Advice of Changes                                                      37
         Section 7.2                Regulatory  Approvals                                                  38
         Section 7.3                Actions Contrary to Stated Intent                                      38
         Section 7.4                Certain Filings                                                        38
         Section 7.5                Communications                                                         38
         Section 7.6                Satisfaction of Conditions Precedent                                   38
         Section 7.7                Tax Cooperation                                                        39

ARTICLE VIII                        CONDITIONS TO THE MERGER                                               39
         Section 8.1                Conditions to Obligations of HCCH and Merger Sub                       39
         Section 8.2                Conditions to Obligations of LDG                                       41
         Section 8.3                Conditions to Obligations of Each Party                                42
         Section 8.4                Effect of Failure to Meet Conditions to Merger                         43

ARTICLE IX                          TERMINATION OF AGREEMENT                                               43
         Section 9.1                Termination                                                            43
         Section 9.2                Effect of Termination                                                  45

ARTICLE X                           CLOSING MATTERS                                                        45
         Section 10.1               The Closing                                                            45
         Section 10.2               Conversion of Certificates                                             45

ARTICLE XI                          SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION
                                    AND REMEDIES, CONTINUING COVENANTS                                                   46
         Section 11.1               Survival of Representations                                            46
         Section 11.2               LDG et al. Agreement to Indemnify                                      47
         Section 11.3               HCCH Agreement to Indemnify                                            48
         Section 11.4               Exclusive Remedy                                                       48
         Section 11.5               Procedure for Indemnification; Third Party Claims                      49
         Section 11.6               Appointment of Representative                                          49

ARTICLE XII                         MISCELLANEOUS                                                          50
         Section 12.1               Further Assurances.                                                    50
         Section 12.2               Fees and Expenses                                                      51
         Section 12.3               Notices                                                                51
         Section 12.4               Governing Law                                                          52
         Section 12.5               Binding upon Successors and Assigns, Assignment                        52
         Section 12.6               Severability                                                           52
         Section 12.7               Entire Agreement                                                       52
         Section 12.8               Amendment and Waivers                                                  52
         Section 12.9               No Waiver                                                              53
         Section 12.10              Construction of Agreement                                              53
         Section 12.11              Counterparts                                                           53
         Section 12.12              Subsequent Amendments                                                  53





                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is entered into as of the 22nd day of February, 1996 by and among HCC Insurance Holdings, Inc., a Delaware corporation ("HCCH"), Merger Sub, Inc., a Massachusetts corporation and a wholly owned subsidiary of HCCH ("Merger Sub"), LDG Management Company Incorporated ("LDG"), a Massachusetts corporation, SRRF Management Incorporated ("SRRF"), a Massachusetts corporation, Medical Reinsurance Underwriters Incorporated ("MRUI"), a Massachusetts corporation, LDG Worldwide Limited ("Worldwide"), a Delaware corporation, and LDG Insurance Agency Incorporated, a Massachusetts corporation ("LIAI"), (SRRF, MRUI, Worldwide and LIAI being sometime collectively referred to herein as the "Affiliated Companies"), Stephen J. Lockwood ("Lockwood") and Walter L. Suydam ("Suydam"), (Lockwood, Suydam and any person becoming a shareholder of LDG subsequent to the date hereof and on or prior to the Effective Date who executes a counterpart signature page in the form attached hereto) being collectively referred to herein as the "LDG Shareholders"). As of the Effective Date, wherever used herein and in the LDG Disclosure Schedule (as hereinafter defined), the term "Affiliated Companies" shall mean "Subsidiaries."

                                    RECITALS:

         A. The Boards of Directors of each of HCCH, Merger Sub and LDG have determined to engage in the transaction contemplated hereby, pursuant to which
(i) prior to the Effective Date (as hereinafter defined), each of the Affiliated Companies shall become wholly owned subsidiaries of LDG (sometimes herein collectively called the "Subsidiaries") by means of the contributions to the capital of LDG by Lockwood and Suydam of all the shares of Common Stock of the Affiliated Companies held by them, (ii) Merger Sub will merge with and into LDG (the "Merger"), (iii) the capital stock of Merger Sub shall be converted into shares of common stock of LDG (the "LDG Common Stock"); and (iv) each share of LDG Common Stock outstanding immediately prior to the Effective Time shall be converted into shares of common stock, par value $1.00 per share, of HCCH (the "HCCH Common Stock") in the manner herein described, all upon the terms and subject to the conditions set forth herein.

         B. The Boards of Directors of LDG and the Affiliated Companies have approved, and the Board of Directors of LDG has resolved, subject to the terms of this Agreement, to recommend that shareholders of LDG approve the Merger, this Agreement and the Articles of Merger (as defined herein).

         C. The Board of Directors of HCCH has approved the Merger, this Agreement and the Articles of Merger, and has resolved to recommend that shareholders of HCCH approve the issuance of HCCH's Common Stock in connection with the Merger. HCCH, as the sole shareholder of Merger Sub, has approved the Merger, this Agreement and the Articles of Merger.

         D. The parties intend for the transactions contemplated by this Agreement to qualify as a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal


                                       1


Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a "pooling of interests" for accounting purposes.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto do hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1       THE MERGER.

         (a) Subject to the terms and conditions of this Agreement, Merger Sub will be merged into LDG in accordance with the laws of the Commonwealth of Massachusetts ("Massachusetts Law"), whereupon the separate existence of Merger Sub shall cease, and LDG shall be the surviving corporation (the "Surviving Corporation").

         (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, LDG and Merger Sub shall file articles of merger, in substantially the form attached hereto as
Exhibit 1.1(b) (the "Articles of Merger"), in the Office of the Secretary of the Commonwealth of Massachusetts, and make all such other filings or recordings required by Massachusetts Law in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Office of the Secretary of the Commonwealth of Massachusetts, in accordance with the relevant provisions of Massachusetts Law (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

         (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of LDG and Merger Sub, all as provided under Massachusetts Law.

         SECTION 1.2       CONVERSION OF SHARES.

         (a)      At the Effective Time:

                  (i) each share of common stock, par value $1.00 per share, of Merger Sub outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder thereof, be converted into one share of common stock of the Surviving Corporation.

                  (ii) each share of LDG Common Stock outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the holder


                                       2


         thereof cease to be outstanding and be converted into the right to receive that number of shares of HCCH Common Stock as is equal to the "Exchange Ratio," which shall be determined in the manner provided below.

         (b) For purposes of this Agreement, the "Exchange Ratio" shall be calculated as follows:

                  (i) if the Average HCCH Trading Price (as defined below) is at least $36.00 per share, the Exchange Ratio shall equal the quotient of 2,500,000 divided by 90,010 (the sum of all of the outstanding shares of LDG Common Stock held by shareholders of LDG) or 27.775 shares of HCCH Common Stock at the Effective Time. Such quotient shall be multiplied by the shares of LDG Common Stock held by each holder of LDG Common Stock. No fractional shares shall be issued and each holder of LDG Common Stock shall be entitled to the nearest whole share of HCCH Common Stock rounded upwards or downwards provided, however, that in the aggregate only 2,500,000 shares of HCCH Common Stock shall be issued pursuant to this clause (i); or

                  (ii) except as set forth in the proviso below, if the Average HCCH Trading Price is less than $36.00, the shareholders of LDG shall be entitled to receive that number of shares of HCCH Common Stock equal to the quotient of $90,000,000 divided by the Average HCCH Trading Price, and, after determining the aggregate number of shares of HCCH Common Stock to be issued hereunder, the number of shares to be issued to each holder of LDG Common Stock shall be determined as set forth in clause (i) above.

Provided, if the Average HCCH Trading Price is less than $33.00, LDG or HCCH shall have the right to terminate this Agreement in the manner provided in subsection (c) below. As used herein, the term "Average HCCH Trading Price" shall mean the arithmetic mean of each of the closing sale prices per share of HCCH Common Stock on the New York Stock Exchange (the "NYSE") for each of the five (5) trading days ending on the fourth trading day immediately preceding the scheduled date of the HCCH shareholder meeting contemplated herein (such fourth trading date being referred to herein as the "Determination Date").

         (c) In the event that either party shall elect to terminate this Agreement in the circumstances contemplated by subsection (b) above, then the party so electing shall give notice of termination of the other party prior to 12:00 midnight (Houston time) on or before the second trading date following the Determination Date. Such termination shall become effective automatically, without the action of either party, at 12:00 midnight (Houston time) on the trading day immediately preceding the date of the HCCH shareholder meeting contemplated herein.

         SECTION 1.3       EXCHANGE OF CERTIFICATES.

         (a) Prior to the Effective Date, HCCH shall appoint KeyCorp Shareholder Services, Inc. to act as exchange agent (the "Exchange Agent") in the Merger.


                                       3


         (b) At the Effective Time, HCCH shall exchange the shares of HCCH Common Stock issuable pursuant to Section 1.2 in exchange for all outstanding shares of LDG Common Stock (other than for shares of LDG Common Stock held by any LDG Shareholder who has elected to accept appraisal rights as contemplated by Section 1.5).

         (c) If prior to the Merger, HCCH recapitalizes either through a split-up of its outstanding shares into a greater number, or through a combination of its outstanding shares into a lesser number, or reorganizes, reclassifies or otherwise changes into outstanding shares into the same or a different number of shares of other classes (other than through a split-up or a combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares or securities convertible into shares, the number of shares of HCCH Common Stock into which the shares of LDG Common Stock are to be converted, will be adjusted appropriately.

         SECTION 1.4 REGISTRATION ON FORM S-4. The HCCH Common Stock to be issued in the Merger shall be registered under the Securities Act of 1933, as amended (the "Securities Act"), on a Form S-4 Registration Statement to be filed by HCCH (as the same may be amended or supplemented from time to time, the "Registration Statement"). As promptly as practicable after the date of this Agreement, HCCH shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a prospectus/proxy statement (the "Prospectus/Proxy Statement") and any other documents required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Merger and the Registration Statement and any other documents required by the Securities Act in connection with the Merger. HCCH shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act.

         SECTION 1.5       DISSENTING SHARES.

         (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of LDG Common Stock who has demanded and perfected appraisal rights for such shares in accordance with Massachusetts Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive HCCH Common Stock pursuant to Section 1.2, but the holder thereof shall only be entitled to such rights as are granted by Massachusetts Law.

         (b) Notwithstanding the provisions of subsection (a), if any holder of shares of LDG Common Stock who demands appraisal of such shares under Massachusetts Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such LDG Shareholder's shares of LDG Common Stock shall automatically be converted into and represent only the right to receive HCCH Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

         (c) LDG shall give HCCH (i) prompt notice of any written demands for appraisal of any shares of LDG Common Stock, withdrawals of such demands, and any other instruments


                                       4


served pursuant to Massachusetts Law and received by LDG which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under Massachusetts Law.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

         SECTION 2.1 ARTICLES OF ORGANIZATION. At the Effective Time, the Articles of Organization of LDG as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation. Prior to the Effective Date, HCCH shall, subject to Section 6.11, propose those amendments to the Articles of Organization as it deems appropriate, which amendments shall be incorporated into the Articles of Merger and Plan of Merger associated therewith.

         SECTION 2.2 BYLAWS. At the Effective Time, the Bylaws of LDG as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. Prior to the Effective Date, HCCH shall, subject to
Section 6.11, propose those amendments to such Bylaws as it deems appropriate, which amendments shall be incorporated into the Articles of Merger and Plan of Merger associated therewith.

         SECTION 2.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors and the initial officers of Merger Sub at the Effective Time shall become directors and the officers of the Surviving Corporation. In addition, HCCH shall take all necessary action to cause (i) Lockwood to be appointed to the Board of Directors and President of each of the Surviving Corporation and HCCH, and appointed Chairman of the Board and Chief Executive Officer of the Surviving Corporation and (ii) Suydam to be appointed Executive Vice President and Director of the Surviving Corporation and Senior Vice President of HCCH, with, for any position not held prior thereto, all such appointments and designations to become effective as of the Effective Time.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF LDG

         Except as contemplated by this Agreement, and except as disclosed in a document referring specifically to this Agreement (the "LDG Disclosure Schedule") which has been delivered to HCCH prior to the date hereof and except as otherwise provided in the Registration Statement, each of LDG, the Affiliated Companies, and each of the LDG Shareholders (severally and not jointly), represents and warrants to HCCH as set forth below (it being agreed that the disclosure on the LDG Disclosure Schedule of the existence of any document or fact or


                                       5


circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement and it being further agreed that as of the Effective Date, references to Affiliated Companies shall be deemed to mean Subsidiaries of LDG):

         SECTION 3.1 CORPORATE EXISTENCE AND POWER. LDG and each of the Affiliated Companies is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals (collectively, "Governmental Authorizations") required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect, as hereinafter defined, on LDG or such Affiliated Company. LDG and each of the Affiliated Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on LDG or such Affiliated Company. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity (including without limitation LDG and HCCH), means a material adverse effect on the financial condition, business, properties, assets, liabilities (including contingent liabilities), or results of operations of such person or entity and its affiliated companies and subsidiaries and/or parent corporation and/or corporations under the same stock ownership, taken as a whole; and "Material Adverse Change" means a change or a development that has a Material Adverse Effect. LDG has delivered to HCCH true and complete copies of LDG's and each of the Affiliated Companies' Certificate of Incorporation or Articles of Organization, as the case may be, and Bylaws as currently in effect.

         SECTION 3.2       AUTHORIZATION.

         (a) The execution, delivery and performance by LDG and each of the Affiliated Companies of this Agreement and, in the case of LDG, the Articles of Merger, and the consummation by LDG and each of the Affiliated Companies of the transactions contemplated hereby and thereby including the execution of the Confidentiality Agreement (as hereinafter defined), are within LDG's and each of the Affiliated Companies' corporate powers and have been duly authorized by all necessary corporate action, excluding approval by LDG's shareholders in connection with the consummation of the Merger. This Agreement, the Articles of Merger, and the Confidentiality Agreement constitute, or upon execution will constitute, valid and binding agreements of LDG and each of the Affiliated Companies party thereto, enforceable against such agreeing party in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         (b) Each of the LDG Shareholders, severally, represents and warrants that he has full right, power and authority to enter into this Agreement, the Affiliates Agreement to be entered into by him, and each other agreement to be entered into by him in connection with the


                                       6


transactions contemplated hereby and that this Agreement, the Affiliates Agreement, and such other agreements contemplated hereby constitute, or upon execution will constitute, valid and binding agreements of such LDG Shareholder, enforceable against him in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws effecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 3.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by LDG and each of the Affiliated Companies of this Agreement, the execution, delivery and performance by LDG of the Articles of Merger and the Confidentiality Agreement and the consummation of the Merger by LDG require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a)      the  filing  of   Articles  of  Merger  in   accordance   with
Massachusetts Law;

         (b)      compliance   with   any   applicable   requirements   of   the
Hart-Scott-Rodino  Antitrust  Improvements  Act  of  1976,  as amended (the "HSR
Act");

         (c) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

         (d) compliance with any applicable foreign or state securities or "blue sky" laws;

         (e) compliance with any requirements of any Federal, state, foreign or other insurance or reinsurance or intermediaries or managing general agent laws, including licensing or other related laws;

         (f) compliance with applicable foreign or state qualifying to do business or registration laws in Georgia, Kansas, Maine, Massachusetts, Minnesota, New York, Pennsylvania, the United Kingdom, and Colombia, South America; and

         (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on LDG, the Affiliated Companies or the Surviving Corporation, or (ii) would not materially adversely affect the ability of LDG, each Affiliated Company, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 3.4 NON-CONTRAVENTION. The execution, delivery and performance by LDG and each of the Affiliated Companies of this Agreement, the execution, delivery and performance by LDG of the Articles of Merger and the consummation by LDG and each of the Affiliated Companies of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene or conflict with each such company's charter or bylaws;


                                       7


         (b) assuming compliance with the matters referred to in Section 3.3 and assuming the requisite approval of the LDG Shareholders of the Merger, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to LDG or any of the Affiliated Companies;

         (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon LDG or any of the Affiliated Companies or any material license, franchise, permit or other similar authorization held by LDG or any of the Affiliated Companies; or

         (d)      result  in  the  creation  or   imposition  of  any  Lien  (as
hereinafter defined) on any material asset of LDG or any of the Affiliated Companies,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on LDG or any of the Affiliated Companies. For purposes of this Agreement, the term "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

         SECTION 3.5 CAPITALIZATION. As of December 31, 1995 (and after giving effect to a 16-for-1 stock split by LDG in February, 1996), the authorized, issued and outstanding capital stock of LDG and each Affiliated Company was as follows:

              LDG Management Company Incorporated:
                $1.00 par value, 160,000 shares (200,000 as of the date hereof) Common Stock authorized;
                  90,000 shares issued and outstanding
                   and 64,000 shares held in treasury

              SRRF Management Incorporated:
                $0.01 par value, 200,000 shares Common Stock authorized;
                 12,500 shares issued and outstanding

              Medical Reinsurance Underwriters Incorporated:
                $0.01 par value, 200,000 shares Common Stock authorized;
                  12,500 shares issued and outstanding

              LDG Worldwide Limited
                No par value, 200,000 shares Common Stock authorized
                  12,500 shares issued and outstanding



                                       8


              LDG Insurance Agency Incorporated
                $0.01 par value, 1,000 shares Common Stock authorized
                  1,000 shares issued and outstanding

All outstanding shares set forth above have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in and as otherwise contemplated by this Agreement, for each of LDG and each Affiliated Company there are outstanding (i) no shares of capital stock or other voting securities, (ii) no securities of LDG convertible into or exchangeable for shares of capital stock or voting securities of LDG,
(iii) no options or other rights to acquire from LDG, and no obligation of LDG to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of LDG, (iv) no obligations to repurchase, redeem or otherwise acquire any outstanding securities of LDG and (v) no contractual rights of any person or entity to include any such securities in any registration statement proposed to be filed by HCCH under the Securities Act.

         SECTION 3.6       SUBSIDIARIES AND JOINT VENTURES.

         (a) For purposes of this Agreement, (i) "Subsidiary" means, with respect to any entity, any corporation of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such entity, and (ii) "Joint Venture" means, with respect to any entity, any corporation or organization (other than such entity and any Subsidiary thereof) of which such entity or any Subsidiary thereof is, directly or indirectly, the beneficial owner of 25% or more of any class of equity securities or equivalent profit participation interest.

         (b) As of the date hereof, neither LDG nor any of the Affiliated Companies has any Subsidiaries or Joint Ventures which are material to the business of LDG or any of the Affiliated Companies. As of the Closing Date, as defined herein, the only Subsidiaries of LDG shall be the Affiliated Companies and their respective jurisdictions of incorporation or organization and LDG's ownership interest therein are identified in Exhibit 3.6(b). Other than LDG's investments in its Subsidiaries as of the Effective Time, neither LDG nor any of the Affiliated Companies own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

         (c) All of the outstanding capital stock of, or other ownership interests in, each Subsidiary that is or may be owned by LDG or any Affiliated Company on the Effective Date, and all of the outstanding stock of LDG and each of the Affiliated Companies owned by the LDG Shareholders directly or indirectly, is or will be owned by LDG, or the LDG Shareholders, as the case may be, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law or this Agreement or the LDG Affiliates Agreement


                                       9


(defined below). Each LDG Shareholder represents and warrants only as to his or her individual ownership of LDG Common Stock for purposes of this Section.

         SECTION 3.7 LDG FINANCIAL STATEMENTS. LDG has delivered to HCCH LDG's unaudited combined balance sheet as of September 30, 1995 (the "Balance Sheet Date"), LDG's unaudited combined income statements for the nine month period ended September 30, 1995, LDG's audited combined balance sheet as of December 31, 1994 and 1993, and LDG's audited combined income statement for the fiscal years ended, December 31, 1994, 1993, and 1992 (collectively, the "LDG Financial Statements"). The LDG Financial Statements present fairly in all material respects, substantially in conformity with generally accepted accounting principles consistently applied (except as indicated in the notes thereto), the combined financial position of LDG and its combined affiliated companies noted therein as of the dates thereof and their combined results of operations and cash flows for the periods therein indicated (subject to normal year-end adjustments in the case of any interim financial statements and the absence of certain footnotes in the case of unaudited financial statements). LDG and the Affiliated Companies taken as a whole have no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected, reserved against or disclosed in the LDG Financial Statements, except for (i) those that are not required to be reported in accordance with the aforesaid accounting principles or (ii) normal or recurring liabilities incurred since September 30, 1995 in the ordinary course of business or (iii) as disclosed in the LDG Disclosure Schedule.

         SECTION 3.8 DISCLOSURE DOCUMENTS. None of the written information supplied or to be supplied by LDG or any Affiliated Company, or the LDG
Shareholders for inclusion in and that is actually included in (i) the Prospectus/Proxy Statement, and (ii) the Registration Statement, will, in the case of the Prospectus/Proxy Statement, at the time of mailing of the Prospectus/Proxy Statement to shareholders of HCCH and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. No representation or warranty is made by LDG, any Affiliated Company, or any LDG Shareholder with respect to information supplied by HCCH or Merger Sub for inclusion therein.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 1995, LDG and each of the Affiliated Companies have in all material respects conducted their business in the ordinary course and there has not been:

         (a) any Material Adverse Change with respect thereto or any event, occurrence or development of a state of circumstances or facts known to LDG, which as of the date hereof


                                       10


could reasonably be expected to have a Material Adverse Effect on LDG or any of the Affiliated Companies;

         (b) any declaration, setting aside or payment or any dividend or other distribution in respect of any shares of capital stock of LDG or any of the Affiliated Companies other than the declaration, setting aside or payment of dividends in accordance with its existing dividend policy or practice, which policy or practice is not materially inconsistent with LDG's or the Affiliated Companies' past policy or practice and the declaration, setting aside or payment of distributions or dividends to "S" Corporation shareholders;

         (c) any repurchase, redemption or other acquisition by LDG or any of the Affiliated Companies of any outstanding shares of capital stock or other securities of or other ownership interests in, LDG or any of the Affiliated Companies;

         (d) any amendment of any term of any outstanding securities of LDG or any of the Affiliated Companies;

         (e) any damage, destruction or other property or casualty loss (whether or not covered by insurance) affecting the business, assets, liabilities, earnings or prospects of LDG or any of the Affiliated Companies which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect on LDG or any of the Affiliated Companies;

         (f) any increase in indebtedness for borrowed money or capitalized lease obligations of LDG or any of the Affiliated Companies, except in the ordinary course of business;

         (g) any sale, assignment, transfer or other disposition of any tangible or intangible asset material to the business of LDG or any of the Affiliated Companies, except in the ordinary course of business and for a fair and adequate consideration;

         (h) any amendment, termination or waiver by LDG or any of the Affiliated Companies of any right of substantial value under any agreement, contract or other written commitment to which it is a party or by which it is bound;

         (i) any material reduction in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of LDG or any of the Affiliated Companies;

         (j) any (i) grant of any severance or termination pay to any director, officer or employee of LDG or any of the Affiliated Companies, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of LDG or any of the Affiliated Companies, (iii) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (iv) any increase in compensation, bonus or other benefits payable to directors, officers or employees of LDG or any of the Affiliated Companies, in each case other



                                       11

than in the ordinary course of business consistent with past practice or not material in amount to LDG and the Affiliated Companies taken as a whole;

         (k) any new, or amendment to, or alteration of, any existing bonus, incentive, compensation, severance, stock option, stock appreciation right, pension, matching gift, profit-sharing, employee stock ownership, retirement, pension group insurance, death benefit, or other fringe benefit plan, arrangement or trust agreement adopted or implemented by LDG or any of the Affiliated Companies which would result in a material increase in cost;

         (l) any capital expenditures, capital additions or capital improvements incurred or undertaken by LDG or any of the Affiliated Companies, except in the ordinary course of business; or

         (m) the entering into of any agreement by LDG or any of the Affiliated Companies or any person on behalf of LDG or any of the Affiliated Companies to take any of the foregoing actions.

         SECTION 3.10 NO UNDISCLOSED LIABILITIES. There are no liabilities of LDG or any of the Affiliated Companies of any kind whatsoever that are, individually or in the aggregate, material to LDG and the Affiliated Companies, taken as a whole, other than:

         (a) liabilities disclosed or provided for in the LDG audited combined financial statements as of and for the fiscal year ended December 31, 1995 (including the notes thereto);

         (b) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995; and

         (c) liabilities under this Agreement or indicated in the LDG Disclosure Schedule.

         SECTION 3.11 LITIGATION. Other than actions, suits, proceedings, claims or investigation occurring in the ordinary course of business involving respective amounts in controversy of less than $25,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of LDG, any of the Affiliated Companies, Lockwood or Suydam, overtly threatened, against LDG or any of the Affiliated Companies or any of their assets or against or involving any of its officers, directors or employees in connection with the business or affairs of LDG or any of the Affiliated Companies, including, without limitation, any such claims for indemnification arising under any agreement to which LDG or any of the Affiliated Companies is a party, which could, individually or in the aggregate, have a Material Adverse Effect on LDG or any of the Affiliated Companies. LDG is not subject, or in default with respect, to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on LDG or any of the Affiliated Companies.



                                       12


         SECTION 3.12      TAXES.

         (a) LDG (i) has filed when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the LDG Financial Statements all material federal, state, local or foreign taxes, levies, imposts, duties, licenses and registration fees and charges of any nature whatsoever, and unemployment and social security taxes and income tax withholding, including interest and penalties thereon ("Taxes") and there are no tax deficiencies claimed in writing by any Taxing authority and received by LDG that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The LDG Disclosure Schedule sets forth those tax returns of LDG and each of the Affiliated Companies (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

         (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any Taxing authority and received by LDG or any of the Affiliated Companies to be due in respect of any tax returns filed by LDG or any of the Affiliated Companies (or any predecessor corporations). Neither LDG, nor any of the Affiliated Companies nor any predecessor corporation, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

         (c) LDG and each Affiliated Company is not a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement. Neither LDG nor any of the Affiliated Companies has been a member of an affiliated group other than one of which LDG was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by LDG.

         (d) Each of LDG and each of the Affiliated Companies has maintained a valid subchapter S election pursuant to the Code, and there is no corporate income tax due from LDG or any of the Affiliated Companies.

         SECTION 3.13      EMPLOYEE BENEFIT PLANS, ERISA.

         (a) To the knowledge of LDG, each Affiliated Company, Lockwood or Suydam, neither LDG nor any of the Affiliated Companies is a party to any oral or written (i) employment, severance, collective bargaining or consulting agreement not terminable on 60 days' or less notice, (ii) agreement with any executive officer or other key employee of LDG or any of the Affiliated Companies (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving LDG or any of the


                                       13


Affiliated Companies of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period longer than one year, or (C) providing severance benefits or other benefits after the termination of employment of such executive officer or key employee regardless of the reason for such termination of employment, or
(iii) agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, the benefits of which would be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

         (b) Neither LDG, any Affiliated Company nor any corporation or other entity which under Section 4001(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is under common control with LDG or any Affiliated Company (an "LDG ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any "Employee Pension Benefit Plan" ("Pension Plan") or any "Employee Welfare Benefit Plan" ("Welfare Plan") as such terms are defined in Sections 3(2) and 3(1) respectively of ERISA, which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the LDG Disclosure Schedule (which Plans have been heretofore delivered to HCCH) and maintained by LDG has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

         (c) To the knowledge of LDG, or any Affiliated Company, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

         (d) No "prohibited  transaction," as defined in Section 406 of ERISA or
Section  4975 of the Code,  resulting  in  liability  to LDG, or any  Affiliated
Company, or any LDG ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. Each of LDG, each Affiliated Company, Lockwood or Suydam has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of LDG, any Affiliated Company, and LDG ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

         (e) Neither LDG, any Affiliated Company, nor any LDG ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in
Section 4001(a)(3) of ERISA. Neither LDG, any Affiliated Company, nor any LDG ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and



                                       14


demand payment of any withdrawal liability with respect to LDG, any Affiliated Company, or any LDG ERISA Affiliate.

         (f) No representation or warranty is given under Article III as to the application of Section 4999 of the Code or Sections 162(a)(1) or 280G of the Code.

         (g) With respect to LDG, each Affiliated Company and each LDG ERISA Affiliate, the LDG Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which LDG is a party or by which LDG or any property or asset of LDG is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.

         (h) Neither LDG, any Affiliated Company, nor any LDG ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 of Title IV of ERISA or Section 412 of the Code. LDG and each Affiliated Company has made available to HCCH, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and LDG and each Affiliated Company is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         SECTION 3.14      MATERIAL AGREEMENTS.

         (a) The LDG Disclosure Schedule (other than LDG Property Leases, as hereinafter defined), includes a complete and accurate list of all contracts, agreements, leases and instruments to which LDG or any of the Affiliated Companies is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $25,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of LDG or any of the Affiliated Companies, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty upon 60 days' or less prior written notice to the other party or parties thereto (the "Material LDG Agreements").

         (b) Neither LDG nor any Affiliated Company nor, to the knowledge of LDG nor any Affiliated Company, any other party is in default under any Material LDG Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material LDG Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of LDG or any Affiliated Company, which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect.



                                       15


         (c) To the knowledge of LDG and each Affiliated Company, each such Material LDG Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material LDG Agreement. No party to a Material LDG Agreement has advised LDG that it intends either to terminate a Material LDG Agreement or to refuse to renew a Material LDG Agreement upon the expiration of the term thereof.

         (d) LDG and each Affiliated Company is not in violation of, or in default with respect to, any term of its Articles of Organization or Certificate of Incorporation, as the case may be, or Bylaws.

         SECTION 3.15 PROPERTIES. To the knowledge of LDG and each of the Affiliated Companies, LDG or the Affiliated Company owns no real estate, and all leases of real property to which LDG or any of the Affiliated Companies is a party or by which it is bound ("LDG Property Leases") are in full force and effect. To the knowledge of LDG, there exists no default under such LDG Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder, which default would have a Material Adverse Effect on LDG. All of the properties and assets which are owned by LDG and each of the Affiliated Companies are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on LDG. LDG and each of the Affiliated Companies have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 3.15, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect.

         SECTION 3.16      ENVIRONMENTAL MATTERS.

         (a) For the purposes of this Agreement, the following terms have the following meanings:

                  "Environmental Laws" shall mean any and all Federal, state, local and foreign statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances, as hereinafter defined, or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                  "Environmental Liabilities" shall mean all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which (i) arise under or relate to Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Effective Time.



                                       16


                  "Hazardous Substances" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                  "Regulated  Activity"  shall mean any  generation,  treatment,
         storage,  recycling,   transportation,   disposal  or  release  of  any
         Hazardous Substances.

         (b) To the knowledge of LDG or any of the Affiliated Companies, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to any such party's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation of any Environmental Law, (ii) alleged failure to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

         (c) To their knowledge, neither LDG nor any of the Affiliated Companies has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by LDG or any of the Affiliated Companies or with respect to any of their respective properties which has had, or would reasonably be expected to have, a Material Adverse Effect.

         SECTION 3.17 LABOR MATTERS. Neither LDG nor any of the Affiliated Companies is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by LDG or any such Affiliated Companies, nor do they know of any activities or proceedings of any labor union to organize any such employees.

         SECTION 3.18 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither LDG nor any of the Affiliated Companies is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

         SECTION 3.19 TRADEMARKS, TRADENAMES, ETC. LDG and the Affiliated Companies own or possess, or possesses a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of their business as now conducted, without any known conflict with the rights of others.

         SECTION 3.20 SALE OF LDG. Except as contemplated by this Agreement, there are currently no discussions to which LDG or any of the Affiliated Companies is a party relating to (a) the sale of any material portion of their assets or (b) any merger, consolidation, liquidation, dissolution or similar transaction involving LDG or any of the Affiliated Companies whereby



                                       17

LDG or any of the Affiliated Companies will issue any securities, or for which LDG or any of the Affiliated Companies is required to obtain the approval of its shareholders.

         SECTION 3.21 BROKER'S FEES. Neither LDG nor any Affiliated Company, Lockwood or Suydam nor anyone acting on any of their behalves have any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF HCCH

         Except as disclosed in a document referring specifically to this Agreement (the "HCCH Disclosure Schedule") which has been delivered to LDG prior to the date hereof and except as otherwise provided in the Registration Statement, each of HCCH and Merger Sub represents and warrants to LDG, the Affiliated Companies and each of the LDG Shareholders as set forth below (it being agreed that the disclosure on the HCCH Disclosure Schedule of the existence of any document or fact or circumstance or situation relating to any representations, warranties, covenants or agreements in any section of this Agreement shall be automatically deemed to be disclosure of such document or fact or circumstance or situation for purposes of all other representations, warranties, covenants and agreements in this Agreement):

         SECTION 4.1 CORPORATE EXISTENCE AND POWER. HCCH and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Each of HCCH and each of its Subsidiaries has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure of which to have obtained would not have a Material Adverse Effect on HCCH. HCCH and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on HCCH. HCCH has delivered to LDG true and complete copies of HCCH's Certificate of Incorporation and Bylaws and Merger Sub's Articles of Organization and Bylaws, each as currently in effect.

         SECTION 4.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by HCCH and Merger Sub of this Agreement, the Articles of Merger and the Confidentiality Agreement and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby are within the corporate powers of HCCH and Merger Sub and have been duly authorized by all necessary corporate action, except for the approval by HCCH's shareholders in connection with the issuance of shares of HCCH Common Stock in the Merger.


                                       18


This Agreement, the Articles of Merger and the Confidentiality Agreement constitute, or upon execution will constitute, valid and binding agreements of HCCH and Merger Sub, respectively, enforceable in each case against each in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         SECTION 4.3 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by HCCH and Merger Sub of this Agreement, the Articles of Merger and the Confidentiality Agreement and the consummation of the Merger by HCCH and Merger Sub, require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than:

         (a)  the  filing  of  the  Articles  of  Merger  in   accordance   with
Massachusetts Law after approval by the HCCH shareholders of the transaction contemplated herein;

         (b) compliance with any applicable requirements of the HSR Act;

         (c) compliance with any applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder;

         (d) the filing of a Registration Statement on Form S-4 as contemplated in Section 1.4 and related compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder;

         (e) compliance with any applicable foreign or state securities or "blue sky" laws and the rules and regulations of the NYSE;

         (f) compliance with any applicable requirements of the Texas, Oklahoma or other insurance regulatory agency having authority over HCCH; and

         (g) such other filings or registrations with, or authorizations, consents or approvals of, governmental bodies, agencies, officials or authorities, the failure of which to make or obtain (i) would not reasonably be expected to have a Material Adverse Effect on HCCH or (ii) would not materially adversely affect the ability of LDG, any Affiliated Company, HCCH or Merger Sub to consummate the transactions contemplated hereby and operate their businesses as heretofore operated.

         SECTION 4.4 NON-CONTRAVENTION. The execution, delivery and performance by HCCH and Merger Sub of this Agreement and the Articles of Merger and the consummation by HCCH and Merger Sub of the transactions contemplated hereby and thereby do not and will not:

         (a) contravene or conflict with the Articles of Organization or Certificate of Incorporation, as the case may be, or Bylaws of HCCH or Merger Sub;



                                       19


         (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to HCCH or Merger Sub or any Subsidiary of HCCH;

         (c) conflict with or result in a breach or violation of, or constitute a default under, or result in a contractual right to cause the termination or cancellation of or loss of a material benefit under, or right to accelerate, any material agreement, contract or other instrument binding upon HCCH or Merger Sub or any other Subsidiary of HCCH or any material license, franchise, permit or other similar authorization held by HCCH or Merger Sub or any other Subsidiary of HCCH; or

         (d) result in the creation or imposition of any Lien on any material asset of HCCH or Merger Sub or any other Subsidiary of HCCH,

except, with respect to clauses (b), (c) and (d) above, for contraventions, defaults, losses, Liens and other matters referred to in such clauses that in the aggregate would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH.

         SECTION 4.5       CAPITALIZATION OF HCCH.

         (a) The authorized capital stock of HCCH consists of 50,000,000 shares of HCCH Common Stock. As of December 31, 1995, there were issued and outstanding:

                  (i)      11,343,990 shares of HCCH Common Stock; and

                  (ii) employee and director stock options and other equity rights to purchase an aggregate of 805,725 shares of HCCH Common Stock.

All outstanding shares of HCCH Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free from any preemptive rights. Except as set forth in this Section and as otherwise contemplated by this Agreement and except as disclosed in public filings made by HCCH with the SEC prior to the Closing Date, and except for changes since December 31, 1995 resulting from the exercise of employee and director stock options, there are outstanding (i) no shares of capital stock or other voting securities of HCCH,
(ii) no securities of HCCH convertible into or exchangeable for shares of capital stock or voting securities of HCCH and (iii) no options or other rights to acquire from HCCH, and no obligation of HCCH to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of HCCH (the items in clauses (i), (ii) and (iii) being referred to collectively as the "HCCH Securities"). There are no outstanding obligations of HCCH or any of its Subsidiaries to repurchase, redeem or otherwise acquire any HCCH Securities.



                                       20


         (b) All shares of HCCH Common Stock issued in the Merger shall, upon issuance, be fully paid, validly issued and nonassessable. HCCH has reserved sufficient shares of HCCH Common Stock for issuance pursuant to the Merger.

         SECTION 4.6 ORGANIZATION OF MERGER SUB. The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $1.00 per share, all of which are issued and outstanding. All the issued and outstanding capital stock of Merger Sub is owned by HCCH. Merger Sub has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement.

         SECTION 4.7       SUBSIDIARIES.

         (a) Each Subsidiary of HCCH is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all material Governmental Authorizations required to carry on its business as now conducted, except such Governmental Authorizations the failure to have obtained would not have a Material Adverse Effect on HCCH, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by, or the nature of its activities, make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on HCCH. All Subsidiaries and Joint Ventures material to the business of HCCH ("Material HCCH Subsidiaries") and their respective jurisdictions of incorporation or organization and HCCH's ownership interest therein are identified in the HCCH Disclosure Schedule. Other than its investments in its Subsidiaries and Joint Ventures, and shares of stock in publicly held companies aggregating less than 10% of such public company's outstanding stock, HCCH does not own, directly or indirectly, any outstanding capital stock or equity interest in any corporation, partnership, Joint Venture or other entity.

         (b) All of the outstanding capital stock of, or other ownership interests in, each Material HCCH Subsidiary that is owned by HCCH, is owned by HCCH, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction on its rights as owner thereof (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), other than those imposed by applicable law. There are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other securities or equity interests (collectively, "HCCH Subsidiary Securities") of any HCCH Subsidiary.

         SECTION 4.8       SEC FILINGS.

         (a) HCCH has since October 28, 1992 filed all forms, proxy statements, schedules, reports and other documents required to be filed by it with the SEC pursuant to the Exchange Act.



                                       21


         (b) HCCH has delivered, and will promptly deliver in the case of any of the following filed with the SEC on or after the date hereof and prior to the Effective Date, to LDG:

                  (i) its annual reports on Form 10-K for its fiscal years ended December 31, 1994 and 1993;

                  (ii) its quarterly report on Form 10-Q for its fiscal quarters ending March 31, June 30 and September 30, 1995;

                  (iii) any current reports on Form 8-K since January 1, 1994 and its proxy or information statements relating to meetings of, or actions taken without a meeting by, the shareholders of HCCH held since October 28, 1992; and

                  (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 1994. None of HCCH's Subsidiaries is required to file any forms, reports or other documents with the SEC.

         (c) As of its filing date, no such report or statement filed pursuant to the Exchange Act contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         (d) No registration statement referred to in this Section 4.8 as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4.9 FINANCIAL STATEMENTS. The audited consolidated financial statements of HCCH included in its annual reports on Form 10-K and the unaudited financial statements of HCCH included in its quarterly reports on Form 10-Q referred to in Section 4.8 present fairly, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of HCCH and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any interim financial statements). For purposes of this Agreement, "HCCH Balance Sheet" means the consolidated balance sheet of HCCH as of September 30, 1995, and the notes thereto, contained in HCCH's quarterly report on Form 10-Q filed for its fiscal quarter then ended, and "HCCH Balance Sheet Date" means September 30, 1995.

         SECTION 4.10 DISCLOSURE DOCUMENTS. None of the written information supplied or to be supplied by HCCH or Merger Sub for inclusion in and that is actually included in the Prospectus/Proxy Statement and the Registration Statement, will, in the case of the Prospectus/Proxy Statement, at the time of mailing of the Prospectus/Proxy Statement to shareholders



                                       22

of HCCH and at the time of the meeting of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Registration Statement and Prospectus/Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by HCCH with respect to information supplied by LDG, any of the Affiliated Companies, or the LDG Shareholders for inclusion therein.

         SECTION 4.11 ABSENCE OF CERTAIN CHANGES. Since the HCCH Balance Sheet Date, HCCH and each of its Subsidiaries have in all material respects conducted their business in the ordinary course and there has not been:

         (a) any Material Adverse Change with respect to HCCH or any event, occurrence or development of a state of circumstances or facts known to HCCH, which as of the date hereof could reasonably be expected to have a Material Adverse Effect on HCCH;

         (b) any amendment of any material term of any outstanding HCCH Securities; or

         (c) the entering into of any agreement by HCCH or any person on behalf of HCCH to take any of the foregoing actions.

         SECTION 4.12 NO UNDISCLOSED LIABILITIES. There are no liabilities of HCCH or any of its Subsidiaries of any kind whatsoever that are, individually or in the aggregate, material to HCCH and its Subsidiaries, taken as a whole, other than:

         (a) liabilities disclosed or provided for in the HCCH Balance Sheet (including the notes thereto);

         (b) liabilities incurred in the ordinary course of business consistent with past practice since the HCCH Balance Sheet Date; and

         (c) liabilities under this Agreement or as indicated in the HCCH Disclosure Schedule.

         SECTION 4.13 LITIGATION. Other than actions, suits, proceedings, claims or investigations occurring in the ordinary course of business involving respective amounts in controversy of less than $100,000 each, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of HCCH, overtly threatened, against HCCH or any of its Subsidiaries or any of their assets or against or involving any of its officers, directors or employees in connection with the


                                       23


business or affairs of HCCH, including, without limitation, any such claims for indemnification arising under any agreement to which HCCH or any of its Subsidiaries is a party, which could, individually or in the aggregate, have a Material Adverse Effect on HCCH. HCCH is not subject to or in default with respect to any writ, order, judgment, injunction or decree which could, individually or in the aggregate, have a Material Adverse Effect on HCCH.

         SECTION 4.14      TAXES.

         (a) HCCH and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate Federal, state, local, foreign and other governmental agencies, all material tax returns, estimates and reports required to be filed by it, (ii) either paid when due and payable or established adequate reserves or otherwise accrued on the HCCH Balance Sheet all material Taxes, and there are no tax deficiencies claimed in writing by any Taxing authority and received by HCCH or any of the Material HCCH Subsidiaries that, in the aggregate, would result in any tax liability in excess of the amount of the reserves or accruals, and (iii) has or will establish in accordance with its normal accounting practices and procedures accruals and reserves that, in the aggregate, are adequate for the payment of all Taxes not yet due and payable and attributable to any period preceding the Effective Time. The HCCH Disclosure Schedule sets forth those tax returns of HCCH (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority.

         (b) There are no material taxes, interest, penalties, assessments or deficiencies claimed in writing by any taxing authority and received by HCCH or any of its Subsidiaries to be due in respect of any tax returns filed by HCCH (or any predecessor corporations) or any of its Subsidiaries. Neither HCCH nor any predecessor corporation, nor any of their respective Subsidiaries, has executed or filed with the IRS or any other Taxing authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes.

         (c) Neither HCCH nor any Subsidiary of HCCH is a party to or bound by (or will prior to the Effective Date become a party to or bound by) any Tax indemnity, Tax sharing or Tax allocation agreement or other similar arrangement which includes a party other than HCCH and its Subsidiaries. Neither HCCH nor any of its Subsidiaries has been a member of an affiliated group other than one of which HCCH was the common parent, or filed or been included in a combined, consolidated or unitary Tax return other than one filed by HCCH (or a return for a group consisting solely of its Subsidiaries and predecessors).

         SECTION 4.15      EMPLOYEE BENEFIT PLANS; ERISA.

         (a)  Neither  HCCH nor any  corporation  or other  entity  which  under
Section 4001(b) of ERISA is under common control with HCCH (a "HCCH ERISA Affiliate") maintains or within the past five years has maintained, contributed to, or been obligated to contribute to, any Pension Plan or any Welfare Plan which is subject to ERISA. Each Pension Plan and Welfare Plan disclosed in the HCCH Disclosure Schedule (which Plans have been heretofore delivered to


                                       24


HCCH) and maintained by HCCH has been maintained in all material respects in compliance with their terms and all provisions of ERISA and the Code (including rules and regulations thereunder) applicable thereto.

         (b) Neither HCCH nor any HCCH ERISA Affiliate maintains or has maintained or contributed to any Pension Plan that is or was subject to Section 302 or Title IV of ERISA or Section 412 of the Code. HCCH has made available to LDG, for each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code, a copy of the most recent determination letter issued by the IRS to the effect that each such Plan is so qualified and that each trust created thereunder is tax exempt under Section 501 of the Code, and HCCH is unaware of any fact or circumstances that would jeopardize the qualified status of each such Pension Plan or the tax exempt status of each trust created thereunder.

         (c) To the knowledge of HCCH, no Pension Plan or Welfare Plan is currently subject to an audit or other investigation by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or office nor are any such Plans subject to any lawsuits or legal proceedings of any kind or to any material pending disputed claims by employees or beneficiaries covered under any such Plan or by any other parties.

         (d) No "prohibited  transaction," as defined in Section 406 of ERISA or
Section 4975 of the Code, resulting in liability to HCCH or any HCCH ERISA Affiliate has occurred with respect to any Pension Plan or Welfare Plan. HCCH has no knowledge of any breach of fiduciary responsibility under Part 4 of Title I of ERISA which has resulted in liability of HCCH, any HCCH ERISA Affiliate, any trustee, administrator or fiduciary of any Pension Plan or Welfare Plan.

         (e) Neither HCCH nor any HCCH ERISA Affiliate, since January 1, 1986, has maintained or contributed to, or been obligated or required to contribute to, a "Multiemployer Plan," as such term is defined in Section 4001(a)(3) of ERISA. Neither HCCH nor any HCCH ERISA Affiliate has either withdrawn, partially or completely, or instituted steps to withdraw, partially or completely, from any Multiemployer Plan nor has any event occurred which would enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to HCCH or any HCCH ERISA Affiliate.

         (f) With respect to HCCH and each HCCH ERISA Affiliate, the HCCH Disclosure Schedule correctly identifies each material agreement, policy, plan or other arrangement, whether written or oral, express or implied, fixed or contingent, to which HCCH is a party or by which HCCH or any property or asset of HCCH is bound, which is or relates to a pension, option, bonus, deferred compensation, retirement, stock purchase, profit-sharing, severance pay, health, welfare, incentive, vacation, sick leave, medical disability, hospitalization, life or other insurance or fringe benefit plan, policy or arrangement.



                                       25


         SECTION 4.16      MATERIAL AGREEMENTS.

         (a) The HCCH Disclosure Schedule, together with the public filings made by HCCH with the SEC (other than HCCH Property Leases, as hereinafter defined), includes a complete and accurate list of all contracts, agreements, leases and instruments to which HCCH or any of its Subsidiaries is a party or by which it or its properties or assets are bound which individually involve net payments or receipts in excess of $1,000,000 per annum, inclusive of contracts entered into with customers and suppliers in the ordinary course of business, or that pertain to employment or severance benefits for any officer, director or employee of HCCH, whether written or oral, but exclusive of contracts, agreements, leases and instruments terminable without penalty by HCCH upon 60 days' or less prior written notice to the other party or parties thereto (the "Material HCCH Agreements").

         (b) Neither HCCH nor any Subsidiary of HCCH, nor, to the knowledge of HCCH, any other party is in default under any Material HCCH Agreement and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of any Material HCCH Agreement or result in the creation of any security interest upon, or any person obtaining any right to acquire, any properties, assets or rights of HCCH which, in any such case, has had or would reasonably be expected to have a Material Adverse Effect on HCCH.

         (c) To the knowledge of HCCH, each such Material HCCH Agreement is in full force and effect and is valid and legally binding and there are no material unresolved disputes involving or with respect to any Material HCCH Agreement. No party to a Material HCCH Agreement has advised HCCH or any of its Subsidiaries that it intends either to terminate a Material HCCH Agreement or to refuse to renew a Material HCCH Agreement upon the expiration of the term thereof.

         (d) Each of HCCH, Merger Sub, and each Material HCCH Subsidiary is not in violation of, or in default with respect to, any term of its Certificate of Incorporation or Bylaws.

         SECTION 4.17 PROPERTIES. To the knowledge of HCCH, all leases of real property to which HCCH or any of its Subsidiaries is a party or by which it is bound ("HCCH Property Leases") which are material to the business of HCCH and its Subsidiaries taken as a whole are in full force and effect. To the knowledge of HCCH, there exists no default under such HCCH Property Leases, nor any event which with notice or lapse of time or both would constitute a default thereunder by HCCH or any of its Subsidiaries, which default would have a Material Adverse Effect on HCCH. All of the properties and assets which are owned by HCCH and each of its Subsidiaries are owned by each of them, respectively, free and clear of any Lien, except for Liens which do not have a Material Adverse Effect on HCCH. HCCH and its Subsidiaries have good and indefeasible title with respect to such owned properties and assets subject to no Liens, other than those permitted under this Section 4.17, to all of the properties and assets necessary for the conduct of their business other than to the extent that the failure to have such title would not have a Material Adverse Effect on HCCH.



                                       26


         SECTION 4.18      ENVIRONMENTAL MATTERS.

         (a) To the knowledge of HCCH, no notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to HCCH's knowledge, has been threatened by any governmental entity or other party with respect to any (i) alleged violation by HCCH or any of its Subsidiaries of any Environmental Law, (ii) alleged failure by HCCH or any such Subsidiary to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of its business or (iii) Regulated Activity.

         (b) To the knowledge of HCCH, neither HCCH nor any of its Subsidiaries has any material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by HCCH or any such Subsidiary or with respect to any of their respective properties which has had, or would be reasonably expected to have, a Material Adverse Effect on HCCH.

         SECTION 4.19 LABOR MATTERS. Neither HCCH nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by HCCH or any such Subsidiary, nor do the executive officers of HCCH know of any activities or proceedings of any labor union to organize any such employees.

         SECTION 4.20 COMPLIANCE WITH LAWS. Except for violations which do not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on HCCH, neither HCCH nor any of its Subsidiaries is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations or any term of any judgment, decree, injunction or order binding against it.

         SECTION 4.21 TRADEMARKS, TRADENAMES, ETC. HCCH owns or possesses, or possesses a valid right or license to use, all intellectual property, patents, trademarks, tradenames, servicemarks, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted, without any known conflict with the rights of others.

         SECTION 4.22 OPINION OF FINANCIAL ADVISOR. HCCH will retain at its sole expense William Blair & Company, L.L.C. to provide an opinion as to whether, as of the date the Prospectus/Proxy Statement is mailed and as of the Effective Date, the Exchange Ratio is fair, from a financial point of view, to the shareholders of HCCH.

         SECTION 4.23 BROKER'S FEES. Except as set forth in Section 4.22, neither HCCH nor Merger Sub, nor anyone acting on any of their behalves have any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder's fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with the Merger.




                                       27



                                    ARTICLE V

                             COVENANTS OF LDG, ETC.

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Sections 1.2(b), 9.1 or 12.12 hereof, LDG and each of its Affiliated Companies agrees that, except as otherwise permitted with the consent of HCCH, which consent shall not be unreasonably withheld:

         SECTION 5.1 CONDUCT OF LDG. LDG and each of the Affiliated Companies shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated by this Agreement or previously disclosed to HCCH in writing:

         (a) Except for the possible merger of the Affiliated Companies and LDG, LDG and each of the Affiliated Companies will not adopt or propose any change in its Articles of Organization or Certificate of Incorporation or Bylaws;

         (b) LDG and each of the Affiliated Companies will not enter into or amend any employment agreements (oral or written) or increase the compensation payable or to become payable by it to any of its officers, directors, or consultants over the amount payable as of December 31, 1995, or increase the compensation payable to any other employees (other than (i) increases in the ordinary course of business which are not in the aggregate material to LDG, or
(ii) pursuant to plans disclosed in LDG Disclosure Schedule), or adopt or amend any employee benefit plan or arrangement (oral or written); or

         (c) LDG and each of the Affiliated Companies will not issue any Securities;

         (d) LDG and each of the Affiliated Companies will keep in full force and effect any existing directors' and officers' liability insurance and will not modify or reduce the coverage thereunder;

         (e) Other than the payment of dividends in accordance with its existing dividend policy or practice, which policy or practice is consistent with past policy or practice and the declaration, setting aside, or payment of "S" Corporation dividends or distributions to shareholders, LDG and each of the Affiliated Companies will not pay any dividend or make any other distribution to holders of its capital stock nor redeem or otherwise acquire any Securities;

         (f) LDG and each of the Affiliated Companies will not, directly or indirectly, dispose of or acquire any material properties or assets except in the ordinary course of business;




                                       28


         (g) LDG  and  each of the  Affiliated  Companies  will  not  incur  any
additional   indebtedness   for  borrowed  money  except  pursuant  to  existing
arrangements which have been disclosed to HCCH prior to the date hereof;

         (h) LDG and each of the Affiliated Companies will not amend or change the period of exercisability or accelerate the exercisability of any outstanding options or warrants to acquire shares of capital stock, or accelerate, amend or change the vesting period of any outstanding restricted stock;

         (i) Except as may be permitted by this Agreement, including without limitation, Section 9.1, LDG and each of the Affiliated Companies will not knowingly enter into any transaction that they know would require the Prospectus/Proxy Statement to be delayed or recirculated under circumstances which would be known to them to reasonably be expected to delay the occurrence of the Effective Date beyond the date specified in Section 9.1(b);

         (j) LDG and each of the Affiliated Companies will not, agree or commit to do any of the foregoing; and

         (k) LDG will not (i) change accounting methods except as necessitated by changes which LDG is required in order to prepare its federal, state and local tax returns; (ii) amend or terminate any contract, agreement or license to which it is a party (except pursuant to arrangements previously disclosed in writing to HCCH or disclosed in the LDG Disclosure Schedule) except those amended or terminated in the ordinary course of business, consistent with past practices, or involving changes which are not materially adverse in amount or effect to LDG and the Affiliated Companies taken as a whole; (iii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, and which are not material in amount to LDG and the Affiliated Companies, taken as a whole, which travel and expenses shall be documented by receipts for the claimed amounts; (iv) enter into any guarantee or suretyship for any obligation except for the endorsements of checks and other negotiable instruments in ordinary course of business, consistent with past practice; (v) waive or release any material right or claim except in the ordinary course of business, consistent with past practice; (vi) issue or sell any shares of its capital stock of any class or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities, stock appreciation rights or other commitments to issue shares of capital stock, or take any action other than this transaction to accelerate the vesting of any outstanding option or other security (except pursuant to existing arrangements disclosed in writing to HCCH before the date of this agreement); (vii) except for the Merger and the possible merger of the Affiliated Companies with LDG, merge, consolidate or reorganize with or acquire any entity; (viii) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax return unless copies of such returns have been delivered to HCCH for its review prior to such agreement or filing; and (ix) terminate the employment of any key executive employee.



                                       29


         SECTION 5.2 SHAREHOLDER APPROVAL. At the earliest practicable date, LDG and each Affiliated Company will duly call and hold a special shareholder meeting, or duly take action by the written consent of its shareholders, whereby this Agreement, the Merger and related matters will be submitted for the consideration and approval of its shareholders (the "LDG Shareholder Vote") which approval will be recommended by LDG's board of directors subject to
Section 5.4. The LDG Shareholder Vote will be effectuated in compliance with applicable law.

         SECTION 5.3 ACCESS TO FINANCIAL AND OPERATION INFORMATION. LDG and each Affiliated Company will give HCCH, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to their offices, properties, books and records, will furnish to HCCH, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request and will instruct its employees, counsel and financial advisors to cooperate with HCCH in its investigation of the business of LDG and each Affiliated Company and in the planning for the combination of the businesses of LDG and each Affiliated Company and HCCH following the consummation of the Merger; provided that no investigation pursuant to this Section shall affect any representation or warranty given hereunder; however, HCCH will promptly notify LDG in writing of any breaches by LDG, the Affiliated Companies, and the LDG Shareholders of the representations and warranties in Article III that HCCH learns of. In addition, following public announcement of this Agreement or the transactions contemplated hereby, LDG will cooperate in arranging joint meetings among representatives of LDG and each Affiliated Company and HCCH and persons with whom they maintain business relationships. All requests for information made pursuant to this Section shall be directed to Lockwood or such person as may be designated by him in writing. All information obtained pursuant to this Section 5.3 shall be governed by the Confidentiality Agreement dated as of January 8, 1996 among HCCH, LDG and the Affiliated Companies (the "Confidentiality Agreement").

         SECTION 5.4       OTHER OFFERS.

         (a) LDG and each of the Affiliated Companies, Lockwood and Suydam will not, and will use their best efforts to cause their respective officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit, initiate or discuss any Acquisition Proposal (as hereinafter defined), or (ii) subject to the fiduciary duties of the Board of Directors under applicable law as advised by counsel to engage in negotiations with, or disclose any nonpublic information relating to LDG or any of the Affiliated Companies or afford access to the properties, books or records of LDG or any of the Affiliated Companies to, any person or entity that may be considering making, or has made, an Acquisition Proposal. To the extent that LDG or the Affiliated Companies or any of their respective officers, directors, employees or other agents, or Lockwood or Suydam are currently involved in any discussions with respect to any Acquisition Proposal or contemplated or proposed Acquisition Proposal, LDG and the Affiliated Companies shall terminate, and shall use their best efforts to cause their respective officers, directors, employees or other agents to terminate, such discussions immediately. The term "Acquisition Proposal" as used herein means any offer or proposal for, or any indication of interest in, a merger or other business combination involving LDG or the Affiliated Companies


                                       30


or the acquisition of any equity interest in, or a substantial portion of the assets of, LDG or any of the Affiliated Companies other than the transactions contemplated by this Agreement.

         (b) Subject to their fiduciary duties, the Boards of Directors of LDG and each of the Affiliated Companies shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to HCCH, the approval or recommendation by such Board of Directors of this Agreement, the Merger, the LDG Ancillary Documents or the other transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal
(other than an  Acquisition  Proposal  made by HCCH or an  affiliate of HCCH) or
(iii) approve or authorize the entering into any agreement with respect to any Acquisition Proposal.

         SECTION 5.5 MAINTENANCE OF BUSINESS. LDG and each of the Affiliated Companies will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, agents, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If LDG or any Affiliated Company becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customers, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of the HCCH in writing.

         SECTION 5.6 COMPLIANCE WITH OBLIGATIONS. LDG and each of the Affiliated Companies shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to LDG and each of the Affiliated Companies and their respective properties or assets; except to the extent that the failure to comply with the matters in clauses (i), (ii) and (iii) would not have a Material Adverse Effect on LDG.

         SECTION 5.7 NOTICES OF CERTAIN EVENTS. LDG and each of the Affiliated Companies shall, upon obtaining knowledge of any of the following, promptly notify HCCH of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger,

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger, and

         (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against LDG or any of its Affiliated Companies which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant hereto or which relate to the consummation of the Merger.



                                       31


         SECTION 5.8 LDG AFFILIATES AGREEMENT. To facilitate the treatment of the Merger for accounting purposes as a "pooling of interests," LDG, each Affiliated Company, Lockwood and Suydam shall use its best efforts to deliver to HCCH simultaneously with the execution of this Agreement, a written agreement from each of its "affiliates" (as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act) (the "LDG Affiliates Agreement") in form and substance reasonably satisfactory to HCCH and LDG. As a condition to any transfer of any LDG Common Stock to any other LDG Shareholder, Lockwood and Suydam shall each use his best efforts to cause any such transferees to agree in writing that such transferee will make no disposition (a) of LDG Common Stock or of HCCH Common Stock in the thirty-day period prior to the Effective Time or (b) of HCCH Common Stock after the Effective Time until HCCH shall have publicly released its first report of quarterly financial statements that include the combined financial statements of HCCH and LDG for a period of at least 30 days of combined operation.

         SECTION 5.9 NECESSARY CONSENTS. LDG and each of the Affiliated Companies, shall use reasonable best efforts to obtain such written consent and take such other actions as may be necessary or appropriate for LDG and each of the Affiliated Companies, to facilitate and allow the consummation of the transactions provided for herein and to facilitate and allow HCCH to carry on acquired business after the Closing Date (as defined in Section 10.1 hereof).

         SECTION 5.10 REGULATORY APPROVAL. LDG and each of the Affiliated Companies, and, where required pursuant to the HSR Act or the rules or regulations of any regulatory agency, Lockwood and Suydam, will execute and file, or join in the execution and filing, with any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required, or which HCCH may reasonably request, in connection with the consummation of the transaction provided for in this Agreement. LDG, each of the Affiliated Companies, Lockwood and Suydam, will use reasonable best efforts to obtain or assist HCCH in obtaining all such authorizations, approvals and consents.

         SECTION 5.11 SATISFACTION OF CONDITIONS PRECEDENT. LDG and each Affiliated Company shall use all reasonable efforts and LDG will use all reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its parts in order to effect the transactions provided for herein.

         SECTION 5.12 BLUE SKY LAWS. LDG and each Affiliated Company shall use all reasonable efforts to assist HCCH to the extent necessary to comply with the securities and blue sky laws of all jurisdictions applicable in connection with the Merger.



                                       32


                                   ARTICLE VI

                        COVENANTS OF HCCH AND MERGER SUB

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) the termination of this Agreement pursuant to Sections 1.2(b), 9.1 or 12.12 hereof, HCCH and Merger Sub agree that, except as otherwise permitted with the consent of LDG, which consent shall not be unreasonably withheld:

         SECTION 6.1 CONDUCT OF HCCH. HCCH and its Subsidiaries shall in all material respects conduct their business in the ordinary course. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, except as contemplated hereby or previously disclosed by HCCH to LDG in writing:

         (a) HCCH will not adopt or propose any change in its Certificate of Incorporation or Bylaws;

         (b) HCCH will not take any action that would result in a failure to maintain the trading of HCCH Common Stock on the NYSE;

         (c) Except pursuant to the exercise of options described in Section , and except for the granting of stock options pursuant to HCCH's stock option plans, HCCH will not issue any HCCH Common Stock;

         (d) Except as may be permitted by Sections 6.2 and 9.1, HCCH will not knowingly enter into any transaction that would require the Prospectus/Proxy Statement to be delayed or recirculated under circumstances which would in the reasonable judgment of LDG delay the occurrence of the Effective Date; and

         (e) HCCH will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION  6.2  SHAREHOLDERS'  MEETING,   PROXY  MATERIAL,   REGISTRATION
STATEMENT.

         (a) HCCH shall promptly prepare and file with the SEC under the Securities Act, the Registration Statement and the Prospectus/Proxy Statement, and shall use all reasonable efforts to cause the Registration Statement to be declared effective as promptly as practicable. HCCH shall take any action required to be taken under foreign or state securities or "blue sky" laws in connection with the issuance of HCCH Common Stock in the Merger.

         (b) HCCH shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable following the effectiveness of the Registration Statement for the purpose of voting on the approval of the issuance of HCCH Common Stock in connection with the Merger. The Board of Directors of HCCH shall, subject to their fiduciary duties, recommend


                                       33


approval and adoption of such matters by HCCH's shareholders. In connection with such meeting, HCCH:

                  (i) will, together with Merger Sub, LDG and each of the Affiliated Companies, promptly prepare and file the Registration Statement with the SEC, will use all reasonable efforts to have the Registration Statement cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Prospectus/Proxy Statement and all other proxy materials for such meeting;

                  (ii) will use all reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby; and

                  (iii) will otherwise comply with all legal applicable to such meeting.

         (c) HCCH shall cause the shares of HCCH Common Stock to be issued in the Merger to be approved for listing on the NYSE on or before the Effective Time.

         SECTION 6.3 ACCESS TO FINANCIAL AND OPERATION INFORMATION. HCCH will give LDG, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of HCCH and its Subsidiaries, will furnish to LDG, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data such as persons may reasonably request and will instruct HCCH's employees, counsel and financial advisors to cooperate with LDG in its investigation of the business of HCCH and its Subsidiaries and in the planning for the combination of the businesses of LDG and HCCH following the consummation of the Merger and will furnish promptly to LDG copies of all reports, schedules, registration statements, correspondence and other documents filed with or delivered to the SEC, provided that no investigation pursuant to this Section shall affect any representation or warranty given by HCCH to LDG hereunder. In addition, if requested by LDG following the public announcement of this Agreement, HCCH will cooperate in arranging joint meetings among representatives of HCCH and LDG and persons with whom HCCH maintains business relationships. All requests for information made pursuant to this Section shall be directed to the Chief Financial Officer of HCCH or such person as may be designated by him in writing. All information obtained pursuant to this Section shall be governed by the Confidentiality Agreement.

         SECTION 6.4 MAINTENANCE OF BUSINESS. HCCH will use its reasonable best efforts to carry on its business, keep available the services of its officers and employees and preserve its relationships with those of its customers, suppliers, licensors and others having business relationships with it that are material to its business in substantially the same manner as it has prior to the date hereof. If HCCH becomes aware of a material deterioration or facts which are likely to result in a material deterioration in the relationship with any material customer, supplier, licensor or others having business relationships with it, it will promptly bring such information to the attention of LDG in writing.



                                       34


         SECTION 6.5 COMPLIANCE WITH OBLIGATIONS. HCCH and its Subsidiaries shall each use its reasonable best efforts to comply in all material respects with (i) all applicable federal, state, local and foreign laws, rules and regulations, (ii) all material agreements and obligations, including its respective charter and bylaws, by which it, its properties or its assets may be bound, and (iii) all decrees, orders, writs, injunctions, judgments, statutes, rules and regulations applicable to HCCH and its Subsidiaries and their respective properties or assets; except to the extent that the failure to comply with matters in clauses (i), (ii) and (iii) would not have a Material Adverse Effect on HCCH.

         SECTION 6.6 NOTICES OF CERTAIN EVENTS. HCCH shall, upon obtaining knowledge of any of the following, promptly notify LDG of:

         (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the Merger; and

         (c) any actions, suits, claims, investigations or other judicial proceedings commenced or threatened against HCCH or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or which relate to the consummation of the Merger.

         SECTION 6.7 OBLIGATIONS OF MERGER SUB. HCCH will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not issue any shares of its capital stock, any securities convertible into or exchangeable for its capital stock, or any option, warrant or other right to acquire its capital stock to any person or entity other than HCCH or a wholly owned Subsidiary of HCCH. Merger Sub shall not incur any indebtedness or liabilities of any kind except pursuant to this Agreement.

         SECTION 6.8 NOTICE TO AFFILIATES. HCCH shall, at least 30 days prior to the Effective Date, cause to be delivered to each person HCCH believes to be an "affiliate," as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act, of HCCH a notice informing such persons of restrictions on transfer resulting from the Merger being accounted for as a pooling of interests in accordance with generally accepted principles and all published rules, regulations and policies of the SEC.

         SECTION 6.9 EMPLOYEE MATTERS. HCCH agrees that all employees of LDG or any Affiliated Company who remain employed after the Effective Time shall, immediately following the Effective Time, be entitled to receive the same benefits to which other employees of HCCH are entitled to receive and shall be entitled to participate in HCCH's employee benefit plans provided they satisfy a plan's eligibility requirements. In addition, employees of LDG or any Affiliated Company who shall remain employees of HCCH after the Effective Time (i) shall be



                                       35


credited (for purposes of both participation and vesting) with their periods of service with LDG prior to the Effective Time, and (ii) shall be entitled to receive vacation leave accrued with LDG prior to the Effective Time.

         SECTION 6.10 MAINTENANCE OF INSURANCE. HCCH hereby covenants that it shall maintain the same nature and levels of insurance coverage as LDG and the Affiliated Companies had for their own benefit and/or for the benefit of their directors, officers and employees on the date hereof with respect to any and all potential liabilities for as long as the LDG Shareholders may have any indemnification obligations under this Agreement.

         SECTION 6.11      MAINTAIN PROVISIONS.

         (a) From and after the Effective Time, the Surviving Corporation and HCCH will fulfill and honor in all respects the obligations of LDG and each of its Subsidiaries pursuant to charter and bylaw provisions providing for indemnification for and exculpation of directors, officers and employees of LDG and the Affiliated Companies, as such provisions are existing and in force immediately prior to the Effective Time.

         (b) If possible to obtain at a reasonable cost, and until the Final Date set forth herein, HCCH shall maintain, or cause the Surviving Corporation to maintain, in effect a policy or policies of errors and omissions liability insurance identical to such policies of LDG and the Affiliated Companies in force immediately prior to the Effective Time, covering all acts, omissions and errors occurring prior to the Effective Time of and for all employees of LDG and the Affiliated Companies, unless mutually agreed in writing by HCCH, LDG, Lockwood and Suydam.

         (c) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each director, officer and employee of LDG and the Affiliated Companies and his or her heirs and representatives, and after the Effective Time may not be amended, altered or repealed as to any party without the written consent of HCCH, LDG, Lockwood and Suydam.

         (d) In the event that the effective date of the termination of LDG's status as an S Corporation for Federal income tax purposes is not made retroactive to January 1, 1996, LDG shall be permitted to make a distribution to its shareholders to offset the tax liabilities of such shareholders with respect to LDG's earnings during the period in 1996 in which LDG will have been an S Corporation.

         (e) If LDG's and/or any Affiliated Company's basis on which taxes are computed are adjusted by any local, state or Federal taxing authority and such adjustment results in additional tax liabilities to LDG Shareholders ("Taxpayers") while LDG or any of its Affiliated Companies were a Subchapter S
Corporation, HCCH agrees to reimburse those Taxpayers if the following conditions exist:




                                       36


                  (i) the adjustments must pertain to tax years 1995 and prior, and either or both of the following conditions must exist:

                           (1) such adjustments are of a nature that arise from changes in tax accounting methods that are required to be adopted by LDG and/or any of its Affiliated Companies, and/or

                           (2) such adjustments are of a nature that shifts an item of deduction from tax year 1995 or prior to tax year 1996 or thereafter, or shifts an item of income from 1996 and thereafter to 1995 and prior.

         (f) If any local, state or Federal taxing authority adjusts the basis on which taxes are computed on HCCH's income that results in additional tax liabilities to HCCH, the Taxpayers agree to reimburse HCCH if the following conditions exist:

                  (i) the adjustments must pertain to LDG's and/or any Affiliated Company's taxable income and for tax years 1996 and subsequent, and either or both of the following conditions must exist:

                           (1) such adjustments are of a nature that arise from changes in tax accounting methods that are required to be adopted by HCCH, and/or

                           (2) such adjustments are of a nature that shifts an item of income from tax year 1995 or prior to tax year 1996 or thereafter, or shifts an item of deduction from 1996 and thereafter to 1995 and prior.


                                   ARTICLE VII

                            COVENANTS OF HCCH AND LDG

         From the date hereof until the occurrence of the earlier of (i) the Effective Time or (ii) termination of this Agreement pursuant to Section 9.1 hereof, each of LDG and HCCH agree that:

         SECTION 7.1 ADVICE OF CHANGES. It will promptly advise the other in writing (i) of any event known to any of its executive officers occurring subsequent to the date of this Agreement that in its reasonable judgment renders any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue, inaccurate or misleading in any material respect and (ii) of any Material Adverse Change in the business condition of the party.



                                       37



         SECTION 7.2 REGULATORY APPROVALS. It shall execute and file, or join in the execution and filing of, any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, Federal, state, local or foreign, which may be requested, in connection with the consummation of the Merger. Each party shall use its reasonable best efforts to obtain all such authorizations, approvals and consents.

         SECTION 7.3 ACTIONS CONTRARY TO STATED INTENT. It shall not, from or after the date hereof and either before or after the Effective Time, take any action that would prevent the Merger from qualifying as a reorganization under
Section 368(a) of the Code.

         SECTION 7.4 CERTAIN FILINGS. LDG, each Affiliated Company and HCCH shall cooperate with one another:

         (a) in connection with the preparation, filing and causing to become effective or clearance, as applicable of the Prospectus/Proxy Statement and the Registration Statement and in connection with the registration or qualification of, or ascertaining the availability of or obtaining appropriate exemptions from registration or qualification with respect to, the HCCH Common Stock issued in connection with the Merger covered by the Registration Statement under applicable state securities or "blue sky" laws;

         (b) in connection with the preparation of any filing required by the HSR Act;

         (c) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions. consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement; and

         (d) in seeking any such actions, consents. approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Prospectus/Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 7.5 COMMUNICATIONS. Neither LDG nor HCCH will furnish any communication outside of their respective companies if the subject matter thereof relates to the transactions contemplated by this Agreement and is not in the ordinary course of business, without the prior approval of the other of them as to the content thereof, which approval shall not be unreasonably withheld; provided that the foregoing shall not be deemed to prohibit any disclosure required by any applicable law or rule of the NYSE.

         SECTION 7.6 SATISFACTION OF CONDITIONS PRECEDENT. HCCH, LDG, and each Affiliated Company, will each use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the



                                       38

foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

         SECTION 7.7 TAX COOPERATION. HCCH and LDG shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.1 CONDITIONS TO OBLIGATIONS OF HCCH AND MERGER SUB. The obligations of HCCH and Merger Sub hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by HCCH, but only in a writing signed by HCCH):

         (a) The representations and warranties of LDG, each of the Affiliated Companies, and each LDG Shareholder contained in Article III shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and LDG and each of the Affiliated Companies, and each LDG Shareholder shall have provided HCCH with a certificate executed by the President and the Chief Financial Officer of the corporation or individually as the case may be, dated as of the Effective Date, to such effect. For the purposes of determining the accuracy of the representations and warranties of LDG, its Subsidiaries and any LDG Shareholder, any change or effect in the business of LDG that results in substantial part as a consequence of the public announcement or pendency of the intended acquisition of LDG by HCCH shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to LDG and the Affiliated Companies.

         (b) LDG and each of the Affiliated Companies, and each LDG Shareholder shall have performed and complied in all material respects with all of the covenants contained herein on or before the Effective Date, and HCCH shall receive a certificate to such effect signed by the President and Chief Financial Officer of the corporation or individually as the case may be.

         (c) Except as set forth in the LDG Disclosure Schedule, there shall have been no Material Adverse Change in LDG or any of the Affiliated Companies since December 31, 1995.



                                       39


         (d) HCCH shall have received from (i) each person or entity who may be deemed pursuant to Section 5.8 to be an affiliate of LDG, a duly executed Affiliates Agreement, and (ii) each other LDG Shareholder the written agreement contemplated to be entered into by such person pursuant to Section 5.8 and such agreements shall remain in full force and effect.

         (e) All written consents, assignments, waivers or authorizations, other than Governmental Authorizations, that are required as a result of the Merger for the continuation in full force and effect of any material contracts or leases of LDG and each Affiliated Company shall have been obtained.

         (f) HCCH shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of
Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and their shareholders shall make) reasonable representations related thereto.

         (g) HCCH shall have received the opinion of Testa, Hurwitz & Thibeault, corporate counsel to LDG, and the opinion of insurance regulatory counsel to LDG, each in form and substance satisfactory to HCCH.

         (h) William Blair & Company, L.L.C. shall not have withdrawn its opinion that the Merger is fair to the shareholders of HCCH from a financial point of view.

         (i) Lockwood and Suydam shall have entered into a non-competition agreement in form and substance reasonably satisfactory to HCCH and LDG.

         (j) All underwriting agreements of LDG in force on the date hereof shall be in force on the Effective Date, except for such agreements which have been replaced with agreements of similar like and kind.

         (k) Lockwood and Suydam shall be alive and not, in any way, Disabled. For purposes of this Agreement, Lockwood or Suydam shall be deemed to be "Disabled" if he is unable to engage in any substantial portion of his regular duties for LDG by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

         (l) LDG and each of the Affiliated Companies shall have received the unqualified opinion of Coopers & Lybrand L.L.P. on their combined audited financial statements for the year ending December 31, 1995.

         (m) LDG, on a pro-forma combined basis with the Affiliated Companies, giving effect to this transaction shall have earned no less than $6.1 million after taxes for the year ended December 31, 1995. Pro-forma earnings after taxes shall be calculated for the purposes hereof using the methods set forth in
Exhibit 8.1(m).



                                       40


         (n) LDG, on a combined basis, will have at least $5.5 million of shareholders' equity at December 31, 1995.

         (o) LDG shall have received a report from Tonneson & Company C.P.A.'s P.C. as to whether LDG qualifies as an entity that may be party to a business combination for which the pooling of interest method of accounting would be available.

         (p) LDG and the Affiliated Companies will deliver to HCCH their audited combined balance sheet as of December 31, 1995 and their audited combined income statement for the twelve month period ended December 31, 1995.

         SECTION 8.2 CONDITIONS TO OBLIGATIONS OF LDG. LDG's and each of the Affiliated Companies, and each of the Principal LDG Holder's obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived, but only in a writing signed by such party):

         (a) The representations and warranties of HCCH set forth herein shall be true and accurate in all material respects on and as of the Effective Date with the same force and effect as if they had been made on the Effective Date (except to the extent a representation or warranty speaks specifically as of an earlier date and except for changes contemplated by this Agreement) and HCCH shall have provided LDG with a certificate executed by the President and the Chief Financial Officer of HCCH, dated as of the Effective Date, to such effect. For the purposes of determining the accuracy of the representations and warranties of HCCH, any change or effect in the business of HCCH that results in substantial part as a consequence of the public announcement or pendency of the intended acquisition of LDG by HCCH shall not be deemed a Material Adverse Change or Material Adverse Effect or other breach of representation or warranty with respect to HCCH.

         (b) HCCH shall have performed and complied with all of its covenants contained herein in all material respects on or before the Effective Date, and LDG shall receive a certificate to such effect signed by HCCH's President and Chief Financial Officer.

         (c) Except as set forth in the HCCH Disclosure Schedule, there shall have been no Material Adverse Change in HCCH since the HCCH Balance Sheet Date.

         (d) LDG and the LDG Shareholders shall have received a written opinion in form and substance satisfactory to LDG's shareholders from Winstead Sechrest & Minick P.C. to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368 of the Code. In preparing such opinion, counsel may rely on (and to the extent reasonably required, the parties and LDG's shareholders shall make) reasonable representations as to facts related thereto.

         (e) The LDG Shareholders shall have received from Winstead Sechrest & Minick P.C., counsel to HCCH, an opinion in form and substance satisfactory to LDG's shareholders.



                                       41


         (f) Lockwood shall have been appointed President of HCCH and a Director of HCCH. Suydam shall have been appointed Senior Vice President of HCCH.

         (g) The shares of HCCH Common Stock to be issued in the Merger shall have been approved for listing on the NYSE.

         (h) From the date hereof through and including the Effective Date, HCCH shall have and maintain an "A" (Excellent) or better rating as established by A.M. Best Company.

         SECTION 8.3 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of the parties hereunder are subject to the fulfillment, on and as of the Effective Date, of each of the following conditions (any one or more of which may be waived by such parties, but only in a writing signed by such parties):

         (a) HCCH's shareholders shall have duly approved the issuance of HCCH Common Stock in connection with the Merger, and HCCH's and LDG's and each Affiliated Company's shareholders shall have duly approved this Agreement, the Articles of Merger and the Merger, all in accordance with applicable laws and regulatory requirements.

         (b) The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and the Prospectus/Proxy Statement shall on the Effective Date not be subject to any proceedings commenced or threatened by the SEC.

         (c) HCCH, LDG and the LDG Shareholders shall have received a written report addressed to each of them from Coopers & Lybrand L.L.P. in form reasonably satisfactory to HCCH, LDG and the LDG Shareholders (and generally in accordance with Statement of Auditing Standards No. 50), on the appropriate application of generally accepted accounting principles to the business combination to be effected by the Merger.

         (d) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, promulgated or enforced (and not repealed, superseded or otherwise made inapplicable) by any court or governmental authority which prohibits the consummation of the Merger (each party agreeing to use its reasonable best efforts to have any such order, decree or injunction lifted).

         (e) There shall have been obtained any and all Governmental Authorizations, permits, approvals and consents of securities or "blue sky" commissions of any jurisdiction and of any other governmental body or agency, that may reasonably be deemed necessary so that the consummation of the Merger will be in compliance with applicable laws, the failure to comply with which would have a Material Adverse Effect on HCCH, LDG, any Affiliated Company or the Surviving Corporations, or would be reasonably likely to subject any of HCCH, Merger Sub, LDG, any Affiliated Company or any of their respective directors or officers to substantial penalties or criminal liability.



                                       42


         (f) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

         SECTION 8.4       EFFECT OF FAILURE TO MEET CONDITIONS TO MERGER.

         (a) If there is a failure to meet the conditions set forth in Sections 8.1(c), 8.1(e), 8.1(f), 8.1(g), 8.1(h), 8.1(j), 8.1(k), 8.1(k), 8.1(l), 8.1(m),
8.1(n), or 8.1(o) known to HCCH prior to the Effective Date, the sole and exclusive remedy of HCCH shall be to terminate this Agreement and not consummate the Merger with no liability to it or to LDG or its Affiliated Companies or any of the LDG Shareholders (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant) or, in the alternative, HCCH shall be deemed to waive such failure and shall consummate the Merger with no liability to LDG, any of its Affiliated Companies or any of the LDG Shareholders with respect to or as a result of such failure (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant).

         (b) If there is a failure to meet the conditions set forth in Sections 8.2(c), 8.2(d) or 8.2(e) known to LDG prior to the Effective Date, the sole and exclusive remedy of LDG shall be to terminate this Agreement and not consummate the Merger with no liability to it, its Affiliated Companies or any of the LDG Shareholders or to HCCH (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant) or, in the alternative, LDG shall be deemed to waive such failure and shall consummate the Merger with no liability to HCCH with respect to or as a result of such failure (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant).

         (c) If there is a failure to meet the conditions set forth in Section 8.3, the sole and exclusive remedy of HCCH or LDG shall be to terminate this Agreement and not consummate the Merger with no liability to any party hereunder (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant) or, in the alternative, the parties to this Agreement may waive such failure and consummate the Merger with no liability to any party hereunder with respect to or as a result of such failure (even if such failure to meet any such condition involves a breach of any representation, warranty, agreement or covenant).


                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

         SECTION 9.1 TERMINATION. In addition to those termination rights provided for in Sections 1.2(b) hereof, this Agreement may be terminated at any time prior to the Effective Time (with respect to Section 9.1(b) through 9.1(h), by written notice by the terminating party to the other parties) whether before or after the approval by the shareholders of LDG or HCCH:


                                       43


         (a) by mutual consent of the Boards of Directors of HCCH, Merger Sub, and LDG;

         (b) by HCCH or LDG, if the Effective Date shall not have occurred on or before June 30, 1996; provided that the right to terminate this Agreement pursuant to this clause (b) shall not be available to any party whose wilful failure to fulfill any obligation under this Agreement has been the significant cause of, or resulted in, the failure of the Effective Date to occur on or before such date, except that this proviso shall not apply in the event any of the closing conditions enumerated in Section 8.4(a), 8.4(b), or 8.4(c) has not been met (even if the failure of any such condition to be met involves a breach of any representation, warranty, agreement or covenant);

         (c) by HCCH or LDG, if, at the meeting of HCCH shareholders (including any adjournment or postponement thereof) called pursuant to Section 6.2(b) of this Agreement, the requisite vote of shareholders of HCCH shall not have been obtained;

         (d) by HCCH, if it is not in material breach of its obligations under this Agreement and if the Board of Directors of LDG or any of the Affiliated Companies shall have withdrawn or adversely modified its recommendation of the Merger;

         (e) by HCCH, if it is not in material breach of its obligations under this Agreement, and if (i) there has been a breach by LDG, any of the Affiliated Companies, or any of the LDG Shareholders or any of its representations and warranties hereunder such that Section 8.1(a) will not be satisfied or (ii) there has been a material breach on the part of LDG, any of the Affiliated Companies, or any of the LDG Shareholders of any of its or his covenants or agreements contained in this Agreement such that Section 8.1(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been promptly cured after notice to LDG;

         (f) by LDG, if it is not in material breach of its obligation under this Agreement, and if (i) there has been a breach by HCCH or Merger Sub of any of their respective representations and warranties hereunder such that Section 8.2(a) will not be satisfied or (ii) there has been a material breach on the part of HCCH or Merger Sub of any of their respective covenants or agreements contained in this Agreement such that Section 8.2(b) will not be satisfied, and, in both case (i) and case (ii), such breach has not been promptly cured after notice to HCCH and Merger Sub;

         (g) by HCCH if either Lockwood or Suydam shall have become Disabled or died; or

         (h) By either party, if a permanent injunction or other order of any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger will have been issued and will have become final and non-appealable. Notwithstanding the foregoing, if a temporary, preliminary or permanent injunction or other order by any federal or state court which would prohibit or otherwise restrain consummation of the Merger will have been issued and will remain in effect on the Closing Date, and such injunction will not have become final and non-appealable, either party, by giving the other written notice thereof on or


                                       44


prior to such date, may extend the time for consummation of the Merger up to and including the earlier of the date such injunction will become final and non appealable or sixty days after the proposed Closing Date so long as such party will, at its own expense use its best efforts to have such injunction dissolved.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either HCCH or LDG as provided in Section 1.2(b), 9.1 or 12.12 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of HCCH, Merger Sub, LDG, any Affiliated Company, any of the LDG Shareholders or their respective officers or directors. In the event of any other termination of this Agreement, there shall be no liability of any party, except for the liability of any party then in willful breach of its obligations under this Agreement and except for any breach of a party's obligations under the Confidentiality Agreement (except that no party shall have any liability in the event of any failure to meet any of the closing conditions enumerated in Section 8.4(a), 8.4(b), or 8.4(c) (even if such failure involves a breach of any representation, warranty, agreement or covenant)).


                                    ARTICLE X

                                 CLOSING MATTERS

         SECTION 10.1 THE CLOSING. Subject to termination of this Agreement as provided in Article IX above, the closing of the transactions provided for herein (the "Closing") will take place at the offices of Winstead Sechrest & Minick P.C., 910 Travis Street, Suite 1700, Houston, Texas 77002 at 10:00 a.m., Houston Time on the date of the HCCH Shareholders Meeting, or, if all conditions to Closing have not been satisfied or waived by such date, such other place, time and date as LDG and HCCH may mutually select (the "Closing Date"). Prior to or concurrently with the Closing, the Agreement of Merger and such officers' certificates or other documents as may be required to effectuate the Merger will be filed in the office of the Secretary of the Commonwealth of Massachusetts. Accordingly, the Merger will become effective at the Effective Time.

         SECTION 10.2      CONVERSION OF CERTIFICATES.

         (a) As of the Effective Time, all shares of LDG or any Affiliated Company Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist, and all such shares will be converted into the right to receive from HCCH the number of shares of HCCH Common Stock determined as set forth in Section 1.2 hereof.

         (b) At and after the Effective Time, each certificate representing outstanding shares of LDG Common Stock will represent the number of shares of HCCH Common Stock into which such shares of LDG Common Stock have been converted, and such shares of HCCH Common Stock will be deemed registered in the name of the holder of such certificate. As soon as


                                       45


practicable after the Effective Time, the holder of shares of LDG Common Stock will surrender the certificates for such shares (the "LDG Certificates") to HCCH for cancellation. Promptly following the Effective Time and receipt of the LDG Certificates, HCCH will cause its transfer agent to issue to such surrendering holder certificates for the number of shares of HCCH Common Stock to which such holder is entitled pursuant to the terms hereof.

         (c) All shares of HCCH Common Stock delivered upon the surrender of LDG Certificates in accordance with the terms hereof will be delivered to the registered holder. After the Effective Time, there will be no further registration of transfers of the shares of LDG Common Stock on the stock transfer books of LDG. If, after the Effective Time, LDG Certificates are presented for transfer or for any other reason, they will be canceled and exchanged and certificates therefor will be delivered as provided in this
Section 10.2.

         (d) Until LDG Certificates representing LDG Common Stock outstanding prior to the Merger are surrendered pursuant to this Section 10.2, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of HCCH Common Stock into which the shares of LDG Common Stock will have been converted.


                                   ARTICLE XI

                SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND
                         REMEDIES, CONTINUING COVENANTS

         SECTION 11.1 SURVIVAL OF REPRESENTATIONS. Unless any representation, warranty, covenant or agreement is required to terminate at an earlier time in order to maintain the appropriate pooling of interests accounting treatment, all representations, warranties, covenants and agreements contained in this Agreement will remain operative and in full force and effect for a period of one year after the Closing (the last date of such applicable period of not more than one year being herein called the "Final Date"), regardless of any investigation made by or on behalf of the parties to this Agreement, upon which Final Date such representations, warranties, covenants and agreements shall expire and be of no further force and effect except that the covenants set forth in Section
6.11  and  the  Confidentiality  Agreement  shall  survive  termination  of this
Agreement in accordance with the terms of such Section 6.11 and the Confidentiality Agreement. Any litigation or other action of any kind (except by the LDG Shareholders to the extent permitted by Section 6.11) arising out of, or attributable to, a breach of any representation, warranty, covenant or agreement contained in this Agreement must be commenced prior to the Final Date. Except as provided in the preceding sentence with respect to Section 6.11, if not so commenced prior to the Final Date, any claim for indemnification brought under this Article XI will thereafter conclusively be deemed to be waived regardless of when such claim is or should have been discovered. Any such claim for indemnification brought under this Article XI, brought before the Final Date, shall survive until a final resolution of such claim is effected. As set forth herein, no investigation by any party hereto into the business, operations and conditions of the other parties shall diminish in any way the effect of any representation or warranty made by any



                                       46


such party in this Agreement or shall relieve any party of any of its obligations under this Agreement.

         SECTION 11.2 LDG ET AL. AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article XI, each LDG Shareholder, severally and Pro Rata (as hereinafter defined), will indemnify and hold harmless HCCH and its respective officers, directors, agents and employees, and each person, if any, who controls or may control HCCH within the meaning of the Securities Act (hereinafter in this Section 11.2 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies, recoveries from third parties and tax savings known to HCCH at the time of making of claim hereunder (hereafter in this Section 11.2 referred to as "HCCH Damages"), arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants or agreements given or made in this Agreement or any certificate or exhibit delivered by or on behalf of LDG, any of the Affiliated Companies, or any of the LDG Shareholders pursuant hereto. HCCH, Merger Sub and such other Indemnified Persons shall take reasonable steps to obtain such recoveries under insurance policies, recoveries from third parties and tax savings. HCCH shall assign to the Representative any choses in action that HCCH may have against third parties (other than choses in action against the LDG Shareholders solely by reason of their status as LDG Shareholders) with respect to specific claims as to which HCCH, Merger Sub or such other Indemnified Parties have received indemnification hereunder. "Pro Rata" for purposes of Sections 11.2 and 11.6 with respect to each LDG Shareholder shall mean the proportion that such LDG Shareholder's holdings of LDG Common Stock as of immediately prior to the Effective Time bears to the total shares of LDG Common Stock held by all LDG Shareholders as of immediately prior to the Effective Time. The indemnification provided for in this Section 11.2 will not apply unless and until the aggregate HCCH Damages for which one or more Indemnified Persons seeks indemnification exceeds $750,000 in the aggregate (the "LDG Basket"), in which event the indemnification provided for will include all HCCH Damages (a franchise deductible) up to the Maximum LDG Shareholder Liability (as hereinafter defined). In seeking indemnification for HCCH Damages under this
Section 11.2 following the Closing, the Indemnified Persons' remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the HCCH Damages by (b) the closing sale price of HCCH's Common Stock on the New York Stock Exchange on the Effective Date (the "Closing Date Price"). Provided, however, that irrespective as to the number of claims asserted by Indemnified Persons hereunder and the amount of the HCCH Damages for which indemnification is sought, any such LDG Shareholder, in the aggregate, shall under no circumstances be required to make indemnification payments hereunder beyond the Closing Date Price multiplied by the number of shares of HCCH Common Stock received by such LDG Shareholder at the time of the Merger (the "Maximum LDG Shareholder Liability"). Notwithstanding anything to the contrary set forth herein, in the event that at the time of the resolution of any such indemnification claim, such LDG Shareholder does not hold the number of shares of HCCH Common Stock (including any shares otherwise acquired at any time before or after the Effective Time or at any time after any claim is made for indemnification) necessary to settle any indemnification claim, then such LDG Shareholder shall


                                       47


pay in cash or other immediately available funds the cash equivalent of the remainder of his in-stock indemnification obligations under this Section 11.2 up to his Maximum LDG Shareholder Liability. In lieu of HCCH Common Stock, any LDG Shareholder shall have the option to pay in cash or other immediately available funds the cash equivalent of all or any part of his in-stock Maximum LDG Shareholder Liability.

         SECTION 11.3 HCCH AGREEMENT TO INDEMNIFY. Subject to the limitations set forth in this Article XI, HCCH will indemnify and hold harmless LDG, each Affiliated Company, and the LDG Shareholders and their officers, shareholders, directors, administrators, successors and assigns (hereinafter in this Section
11.3 referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all claims, demands, actions, causes of action, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees, net of any recoveries under insurance policies, recoveries from third parties and tax savings known to Indemnified Persons at the time of making of claim hereunder (hereafter in this Section 11.3 referred to as "LDG Damages"), arising out of any misrepresentation or breach of or default under any of the representations, warranties, covenants and agreements given or made by HCCH or Merger Sub in this Agreement or any certificate or exhibit delivered by or on behalf of HCCH or Merger Sub pursuant hereto. The indemnification provided for in this Section 11.3 will not apply unless and until the aggregate LDG Damages for which one or more Indemnified Persons seeks indemnification exceeds $750,000 in the aggregate (the "HCCH Basket"), in which event the indemnification provided for will include all LDG Damages (a franchise deductible) up to the Maximum HCCH Liability (as hereinafter defined). In seeking indemnification for LDG Damages under this
Section 11.3 following the Closing, the Indemnified Persons' remedy will be limited to receiving up to that number of shares of HCCH Common Stock determined by dividing (a) the amount of the LDG Damages by (b) the Closing Date Price. Provided, however, that irrespective of the number of claims asserted by Indemnified Persons hereunder and the amount of the LDG Damages for which indemnification is sought, HCCH, in the aggregate, shall under no circumstances be obligated to make an indemnification payment hereunder beyond that number of shares of HCCH Common Stock equal to the total number of shares of HCCH Common Stock provided to the LDG Shareholders on the Effective Date (the "Maximum HCCH Liability").

         SECTION 11.4 EXCLUSIVE REMEDY. Notwithstanding anything in this Article XI or elsewhere in this Agreement to the contrary, the termination provision of
Section 1.2(b), Article IX and Section 12.12 and the indemnification provisions of this Article XI shall be the sole and exclusive remedy available to any party or any other Indemnified Person for any breach of any of HCCH's, Merger Sub's, LDG's, any Affiliated Company's and any LDG Shareholder's representations, warranties, covenants or other agreements or provisions contained in this Agreement or in any exhibit to this Agreement or certificate or disclosure schedule delivered pursuant to this Agreement or otherwise in connection with this Agreement and the transactions contemplated hereby, or any causes of action related to any of the foregoing.



                                       48


         SECTION 11.5      PROCEDURE FOR INDEMNIFICATION; THIRD PARTY CLAIMS.

         (a) Promptly after receipt by an indemnified party under Section 11.2 or 11.3 of notice of a claim against it for indemnification brought under this
Article XI (a "Claim"), the indemnified party will, if a claim is to be made against an indemnifying party under such Section, give prompt written notice to the indemnifying party of the Claim, but the failure to promptly notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such prompt notice. Such notice shall contain a description in reasonable detail of facts upon which such Claim is based and, to the extent known, the amount thereof.

         (b) If any Claim referred to in Section 11.5(a) is made by a third party against an indemnified party and it gives written notice to the indemnifying party of the Claim, the indemnifying party will be entitled to participate in the defense of the Claim and, to the extent that it wishes to assume the defense of the Claim and, after written notice from the indemnifying party to the indemnified party of its election to assume the defense of the Claim, the indemnifying party shall assume such defense and will not be liable to the indemnified party under such Section for any fees of other counsel or any other expenses with respect to the defense of the Claim in each case subsequently incurred by the indemnified party in connection with the defense of the Claim.

         SECTION 11.6 APPOINTMENT OF REPRESENTATIVE. Subject to the successorship provisions of this Section 11.6, Stephen J. Lockwood (the "Representative") is hereby irrevocably appointed as the attorney-in-fact and representative of the interests of the holders of LDG Common Stock for all purposes of this Agreement, and notice is hereby given thereof to HCCH and Merger Sub, and, without independent verification, HCCH and Merger Sub may rely upon Representative's undertakings in such capacity. The Representative shall have full and irrevocable authority on behalf of the holders of LDG Common Stock, and shall promptly and completely exercise such authority in a timely fashion to:

         (a) participate in, represent and bind the LDG Shareholders in all respects with respect to any arbitration or legal proceeding relating to this Agreement, including without limitation, all matters relating to any indemnification under this Section 11.6, taking any action under Section 11.5 including, without limitation, the defense and settlement of any matter, and the calculation thereof for every purpose thereunder, consent to jurisdiction, enter into any settlement, and consent to entry of judgment, each with respect to any or all of the holders of LDG Common Stock;

         (b) receive, accept and give notices and other communications relating to this Agreement;

         (c) take any action that the Representative deems necessary or desirable in order to fully effectuate the transactions contemplated by this Agreement;



                                       49


         (d)  execute  and  deliver  any   instrument   or  document   that  the
Representative deems necessary or desirable in the exercise of his authority under this Section 11.6; and

         (e) waive the fulfillment of any condition or conditions to the Closing.

         Those LDG Shareholders (including without limitation Lockwood and any of his assigns who are members of his immediate family) who, as of the Effective Date, hold a majority of the LDG Common Stock may, at any time and by written action delivered to HCCH, remove the Representative or any successor thereto, but such removal shall be effective only upon the replacement of such Representative or successor by a new Representative designated, by written notice delivered to HCCH, by the holders of a majority of LDG Common Stock, including Lockwood's LDG Common Stock, provided, however, that any such notice shall be effective upon actual receipt by HCCH. Any such written notice shall be delivered to HCCH in accordance with the notice provisions set forth in Section
12.3 hereof. If any Representative shall have died, become incapacitated or unable to serve, those holders of LDG Common Stock who, as of the date hereof, hold a majority thereof, shall promptly designate by written notice delivered to HCCH, a replacement Representative. Any costs and expenses incurred by the Representative in connection with actions taken pursuant to or permitted by this
Section 11.6 will be borne by the LDG Shareholders and paid or reimbursed to the Representative Pro Rata.

         The foregoing authorization is granted and conferred in consideration for the various agreements and covenants of HCCH and Merger Sub contained herein. In consideration of the foregoing, and subject to the successorship provisions of this Section 11.6, this authorization granted to the Representative shall be irrevocable and shall not be terminated by any act of any of the holders of LDG Common Stock or by operation of law, whether by death or incompetence of any holder of LDG Common Stock or by the occurrence of any other event except the termination of this Agreement pursuant to Section 1.2(b),
9.1 or 12.12 hereof. If after the execution hereof any such holder of LDG Common Stock shall die or become incompetent, the Representative is nevertheless authorized and directed to exercise the authority granted in this Section 11.6 as if such death or incompetence had not occurred and regardless of notice thereof. The Representative shall have no liability to any LDG Shareholder for any act or omission or obligation hereunder, provided that such action or omission is taken by the Representative in good faith and without willful misconduct.


                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.



                                       50

         SECTION 12.2 FEES AND EXPENSES. Each party shall bear its own fees and expenses, including counsel fees and fees of brokers and investment bankers contracted by such party, in connection with the transaction contemplated hereby, except that LDG shall also bear the legal fees and expenses of counsel for the LDG Shareholders approved by LDG.

         SECTION 12.3 NOTICES. Whenever any party hereto desires or is required to give any notice, demand, or request with respect to this Agreement, each such communication shall be in writing and shall be effective only if it is delivered by personal service or mailed, United States registered or certified mail, postage prepaid, or sent by prepaid overnight courier or confirmed telecopier, addressed as follows:

         HCCH and Merger Sub:

             HCC Insurance Holdings, Inc.
             13403 Northwest Freeway
             Houston, Texas  77040-6094
             Telecopy: (713) 462-2401
             Attention: Stephen L. Way

         With copy to:

             Winstead Sechrest & Minick P.C.
             910 Travis, Suite 1700
             Houston, Texas  77002
             Telecopy: (713) 951-3800
             Attention: Arthur S. Berner, Esq.

         LDG, each Affiliated Company and all LDG Shareholders:

             Stephen J. Lockwood                Walter L. Suydam
             401 Edgewater Place                401 Edgewater Place
             Suite 400                          Suite 400
             Wakefield, Massachusetts  01880    Wakefield, Massachusetts  01880
             Telecopy:  (617) 245-6683          Telecopy: (617) 245-6683

         With copies to:

             Testa, Hurwitz & Thibeault         Dane & Howe
             High Street Tower                  45 School Street
             125 High Street                    Boston, Massachusetts 02108
             Boston, Massachusetts  02110       Telecopy:  (617) 523-3362
             Telecopy:  (617) 248-7100          Attention: Stephen W. Howe, Esq.
             Attention: Stephen A. Hurwitz, Esq.



                                       51


         Such communications shall be effective when they are received by the addressee thereof. Any party may change its address for such communications by giving notice thereof to other parties in conformity with this Section. In the event Lockwood is no longer the Representative, such successor Representative's address shall be the address for the LDG Shareholders.

         SECTION 12.4 GOVERNING LAW. The internal laws of the State of Delaware (irrespective of its choice of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. Any dispute arising hereunder shall lie exclusively in the state courts of the State of Delaware.

         SECTION 12.5 BINDING UPON SUCCESSORS AND ASSIGNS, ASSIGNMENT. This Agreement and the provisions hereof shall be binding upon each of the parties, their permitted successors and assigns. This Agreement may not be assigned by any party without the prior consent of the other, provided, however, that HCCH shall be permitted at any time prior to the Effective Time to cause the assignment of Merger Sub's rights and obligations under this Agreement to another wholly owned Subsidiary of HCCH (without in any way relieving HCCH of its obligations under this Agreement with respect to Merger Sub or the Merger).

         SECTION 12.6 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         SECTION 12.7 ENTIRE AGREEMENT. This Agreement, together with the Confidentiality Agreement, and the other agreements and instruments referenced herein constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between parties with respect hereto.

         SECTION 12.8 AMENDMENT AND WAIVERS. Any amendment or waiver affecting the LDG Shareholders shall be valid if consented to in writing by LDG Shareholders holding a majority of the shares of LDG Common Stock (i) if given or made prior to the Effective Time, such majority as determined as of the date of such amendment or waiver, and (ii) if given or made at or after the Effective Time, such majority as determined immediately prior to the Effective Time. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by those persons as provided in this Section 12.8. The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default, unless such waiver so expressly states. At any time before or after approval of this Agreement and the Merger by the shareholders of HCCH and prior to the Effective Time, this Agreement may be amended or supplemented by LDG or HCCH with respect to any of the terms contained in this Agreement, except that following approval by the shareholders of HCCH there


                                       52


shall be no amendment or change to the provisions hereof respect to the Exchange Ratio without further approval by the shareholders of HCCH, and no other amendment shall be made which by law requires further approval by such shareholders without such further approval.

         SECTION 12.9 NO WAIVER. The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

         SECTION 12.10 CONSTRUCTION OF AGREEMENT. A reference to an Article, Section or an Exhibit shall mean an Article of, a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

         SECTION 12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as signatories.

         SECTION 12.12 SUBSEQUENT AMENDMENTS. (a) LDG shall have the right, promptly upon learning of any fact, circumstance, situation or development prior to the Effective Date that causes any of the representations and warranties set forth in Article III to become false, or upon determining that any fact, circumstance, situation or development set forth in the representations or warranties in Article III is incorrect, to deliver to HCCH and Merger Sub prior to the Effective Date written amendments to the LDG Disclosure Schedule disclosing the same or any corrections. Upon the receipt of any one or more of such amendments, HCCH and Merger Sub may, at their respective sole option and discretion and at any time prior to the Effective Time, (i) without liability, withdraw from the transactions contemplated under this Agreement if any fact, circumstance, situation or development set forth in such amendment shall constitute a Material Adverse Effect on LDG, whereupon this Agreement shall automatically terminate without liability of any party, or (ii) complete the Closing, with the aforesaid LDG Disclosure Schedule that is so amended, whereupon this Agreement shall automatically be deemed to be (x) properly amended thereby and therefore (y) not breached by any such fact, circumstance, situation or development or correction disclosed thereby, regardless of whether or not any such fact, circumstance, situation or development constitutes a Material Adverse Effect on LDG.

         (b) HCCH shall have the right, promptly upon learning of any fact, circumstance, situation or development prior to the Effective Date that causes any of the representations and warranties set forth in Article IV to become false, or upon determining that any fact, circumstance, situation or development set forth in the representations or warranties in Article IV is incorrect, to deliver to LDG prior to the Effective Date written amendments to the HCCH Disclosure Schedule disclosing the same or any corrections. Upon the receipt of any one or more


                                       53


of such amendments, LDG and the Affiliated Companies and the LDG Shareholders may, at their respective sole option and discretion and at any time prior to the Effective Time, (i) without liability, withdraw from the transactions contemplated under this Agreement if any fact, circumstance, situation or development set forth in such amendment shall constitute a Material Adverse Effect on HCCH, whereupon this Agreement shall automatically terminate without liability of any party, or (ii) complete the Closing, with the aforesaid HCCH Disclosure Schedule that is so amended, whereupon this Agreement shall automatically be deemed to be (x) properly amended thereby and therefore (y) not breached by any such fact, circumstance, situation or development or correction disclosed thereby, regardless of whether or not any such fact, circumstance, situation or development constitutes a Material Adverse Effect on HCCH.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



              [The Remainder of This Page Intentionally Left Blank]


                                       54






                         "HCC INSURANCE HOLDINGS, INC."



                          By: /s/ Stephen L. Way
                             ------------------------------
                          Name: Stephen L. Way
                          Title: President




                          By: /s/ L. E. Tuffly
                             ------------------------------
                          Name: L. Edward Tuffly
                          Title: Treasurer


                          "MERGER SUB, INC."



                          By: /s/ Stephen L. Way
                             ------------------------------
                          Name: Stephen L. Way
                          Title: President



                          By: /s/ Frank J. Bramanti
                             ------------------------------
                          Name: Frank J. Bramanti
                          Title: Executive Vice President and Treasurer



             Signature Page of Agreement and Plan of Reorganization


                          "LDG MANAGEMENT COMPANY
                            INCORPORATED"



                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood
                          Title: President



                          By: /s/ Carolyn A. Kirwin
                             -----------------------------
                          Name: Carolyn A. Kirwin
                          Title: Treasurer


                         "SRRF MANAGEMENT INCORPORATED"



                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood
                          Title: Chairman of the Board



                          By: /s Carolyn A. Kirwin
                             -----------------------------
                          Name: Carolyn A. Kirwin
                          Title: Treasurer


                          "MEDICAL REINSURANCE UNDERWRITERS,
                            INCORPORATED"



                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood
                          Title: Chairman of the Board


                          By: /s/ Carolyn A. Kirwin
                             -----------------------------
                          Name: Carolyn A. Kirwin
                          Title: Treasurer



             Signature Page of Agreement and Plan of Reorganization


                          "LDG WORLDWIDE LIMITED"




                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood
                          Title: Chairman of the Board


                          By: /s/ Carolyn A. Kirwin
                             -----------------------------
                          Name: Carolyn A. Kirwin
                          Title: Treasurer




                         "LDG INSURANCE AGENCY INCORPORATED"



                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood
                          Title: Chairman of the Board


                          By: /s/ Walter L. Suydam
                             -----------------------------
                          Name: Walter L. Suydam
                          Title: Treasurer


             Signature Page of Agreement and Plan of Reorganization



                         "LDG SHAREHOLDERS"



                          By: /s/ Stephen J. Lockwood
                             -----------------------------
                          Name: Stephen J. Lockwood


                          By: /s/ Walter L. Suydam
                             -----------------------------
                          Name: Walter L. Suydam



             Signature Page of Agreement and Plan of Reorganization



                   LDG SHAREHOLDER COUNTERPART SIGNATURE PAGE


         IN WITNESS WHEREOF, the undersigned, having become a shareholder of LDG Management Company Incorporated ("LDG"), hereby executes this counterpart signature page and by such execution becomes a party in the capacity of an "LDG Shareholder" to that certain Agreement and Plan of Reorganization dated as of February 22, 1996 by and among HCC Insurance Holdings, Inc., Merger Sub, Inc., LDG, SRRF Management Incorporated, Medical Reinsurance Underwriters, Inc., LDG Worldwide Limited, LDG Insurance Agency Incorporated, Stephen J. Lockwood and Walter L. Suydam (the "Plan of Reorganization") and hereby agrees to be bound by the terms and provisions of such Plan of Reorganization as of the date thereof.


                                "LDG SHAREHOLDER"


                                 By:__________________________
                                 Name:________________________
                                 Date:________________________



             Signature Page of Agreement and Plan of Reorganization




                                 EXHIBIT 8.1(M)

NET EARNINGS BEFORE PROVISION FOR INCOME TAXES FOR THE YEAR ENDED 12/31/95

Additions:

         Salaries, Wages and Bonuses
                  Stephen J. Lockwood
                  Walter L. Suydam

         Operating, Profit Commission and Production Bonuses

                  SRRF Profit Commission Bonuses
                  SRRF Operating Bonuses

                  P.A.D. Profit Commission Bonuses
                  P.A.D. Operating Bonuses

                  Donald Reilly Production Bonus
                  New York Office Production Bonuses
                  Employee Moving Compensation Bonuses

         Directors' Fees

         Profit Sharing Retirement Plan Contribution

Subtractions:

         Pro Forma Salaries, Wages and Bonuses
                  Stephen J. Lockwood (Provisional Amount 1,000,000) Walter L. Suydam (Provisional Amount 600,000)

         Pro Forma Profit Sharing Retirement Plan Contribution
         Pro Forma Operating, Profit Commission and Production Bonuses
                  SRRF
                  PAD
                  Donald Reilly
                  New York Office

PRO FORMA NET EARNINGS BEFORE PROVISION FOR INCOME TAXES

Provision for Income Taxes

         States, Using a Provisional Rate of 13%
         Federal, Using a Provisional Rate of 34%

NET EARNINGS